EXHIBIT 10.14


                                INDUSTRIAL LEASE

         THIS LEASE AGREEMENT is made and is entered into by and between Atlantic Business Center L.C., a Florida limited liability company (the "LANDLORD") and Point Blank Body Armor, Inc., a Delaware corporation (the "TENANT" or "YOU" or "YOU").

                                      TERMS

         In consideration of the covenants and agreements herein contained, Landlord does hereby lease to you, and you do take and lease from Landlord the Premises (as hereinafter defined) for the term indicated at the rentals and upon and subject to the terms and conditions stated herein.

                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article shall, for all purposes of this Lease and all future agreements which may become supplemental thereto, have the meanings herein specified.

         "Adjustment Date" means the first day of the Lease Year. Notwithstanding, with respect to the First Extended Term, the term Adjustment Date means the first day of a Lease Year of the First Extended Term excluding, however, the first day of the First Extended Term.

         "Affiliate" means an affiliate of yours as defined in Rule 405 promulgated under the Securities Act of 1933, as amended. The term "Affiliate" shall also include any entity which succeeds to your business by reason of merger, consolidation or purchase of all or substantially all of your assets provided that such entity has a net worth (determined in accordance with GAAP) equal to or exceeding your net worth.

         "Association assessments" means assessments by the ABC Property Owner's Association, Inc. or any other owners association that the land on which the Building is situated may at a future date be required to be subject to.

         "Building" means the warehouse building within the Development depicted as Building 6B on the site plan attached to this Lease as EXHIBIT A. The post office address assigned to the shell building by the City is 2100 S.W. 2 Street, Pompano Beach, Florida. The Building is comprised of approximately 104,162 r.s.f. The shell Building was constructed pursuant to City permit no. 02 00001542 and the City issued its certificate of completion with respect to the shell Building on June 20, 2003.

         "Buildout Cost (Testing Lab)" means Landlord's out of pocket cost to permit and construct the testing lab part of the Phase 3 Area portion of the Interior Modifications. (pertains to Line Items 78, 105, 106, and 109 of the Scope of Work part of EXHIBIT C). The Buildout Cost (Testing Lab) will not include architecture costs or construction management fees. The general contractor's overhead and profit for the construction of the testing lab will be computed at 8%.

         "City" means the City of Pompano Beach.

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         "Commencement  Date" means, as to a particular Phase, the date that the
Interior Modifications for such Phase have been Substantially Completed, provided, however, the Commencement Date for such Phase shall be accelerated by the number of days of Tenant Delay and further provided that the Commencement Date for the Phase 3 Area will be no later than July 1, 2004, irrespective of whether the Phase 3 Area has been Substantially Completed as of such date. (See
Article III for additional provisions regarding a Tenant Delay).

         "Common Areas" means all access openings and roadways outside the Premises and within the exterior boundary line of the Realty, and the parking areas and landscaped areas within the Common Areas.

         "Construction Budget (Testing Lab)" means, as it pertains to Phase 3, the budget detailing the projected Buildout Cost (Testing Lab). The Construction Budget (Testing Lab) shall contain reasonable line item detail and will reflect the bids for all competitively bid subcontracts where competitive bidding has been required or has been agreed to.

         "Construction Drawings" means, as to all areas other than the Phase 3 Area (as hereinafter defined), the Space Plan and Landlord's Scope of Work, each of which is attached to this Lease as EXHIBIT C. Construction Drawings means, as to the portion of the Interior Modifications pertaining to the testing lab portion of Phase 3, mutually agreed upon plans and specifications.

         "Controllable Operating Costs" means all Operating Costs other than Taxes, insurance premiums, Association assessments, security, if any, contracted for by Landlord, utilities and trash removal.

         "Declaration" means the Declaration of Covenants and Restrictions for Atlantic Business Center recorded in Official Records Book 30915, Page 865, of the Public Records of Broward County, Florida.

         "Development" means the Building together with all other land and improvements within Atlantic Business Center.

         "Effective Date" means the date of this Lease which date shall be deemed to refer to the last date in point of time on which all parties hereto have executed this Lease.

         "Environmental Law" means any federal, state, or local law, ordinance, regulation, development order, regulatory guidance or pronouncement relating to pollution or protection of the environment or public wellfields including the use, analysis, generation, manufacture, handling, storage, presence, disposal or transportation of any Hazardous Substance. The term "Environmental Law" includes any applicable best management practices for products being sold or used by you at the Premises.

         "Event of Default" means (i) your failure to pay an installment of Rent when due, or any other payment or reimbursement to Landlord required herein when due if such failure continues for a period of five (5) days after written notice of non payment; (ii) if you fail to comply with any non-monetary term, provision

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or covenant of this Lease if such failure  continues  more than twenty (20) days after receipt of written notice to you, provided, however, if the nature of the failure is such that it cannot be reasonably cured within such twenty day period, then the twenty day period will be extended for up to an additional sixty (60) days provided that you are continuously and diligently attempting to cure such breach; (iii) if, within the first Lease Year, you fail to operate your business at the Premises for the Permitted Use; or (iv) any other Event of Default specifically identified in this Lease.

         "Exit Condition" means the Premises in good condition and repair, ordinary wear and tear excepted and damage by casualty occurrence for any peril covered by insurance to be provided by Landlord under Section 12.01 excepted and damage by condemnation excepted. EXHIBIT D attached hereto contains move out standards that are considered part of Exit Condition. Ordinary wear and tear excepted shall not include damage caused by forklift use or damage caused by any other machinery.

         "Expiration Date" means the last day of the one hundred and twenty fifth (125th) full calendar month immediately following the Phase 1 Area Commencement Date.

         "Force Majeure Event" means, for purposes of entitlement to extensions as detailed in the definitions of Phase 1 Required Delivery Date and Phase 2 Required Delivery Date, solely (i) war or acts of war including terrorism, (ii) hurricane or other acts of nature; or (iii) material shortages. For all other purposes throughout this Lease, the term Force Majeure Event means (i) war or acts of war including terrorism, (ii) hurricane or other acts of nature; (iii) strikes, lockouts or material or labor shortages; or (iv) any delays due to other causes which are usually and customarily included in the definition of force majeure. In the case of the re-building of the Building following a casualty event, Force Majeure Event shall include rain days reasonably claimed by the general contractor hired to re-construct the Building.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Hazardous Substances" means pollutants, contaminants, toxic or hazardous wastes, medical waste, radioactive waste or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any Environmental Law.

         "Holdover Rent" means the sum of (i) 200% of the monthly base rent amount in effect as of the last Lease Year of the term of this Lease (or earlier termination date) (125% for the first ninety days of holdover) plus (ii) your proportionate share of Operating Costs plus (iii) all sales tax required to be collected thereon.

         "Interior Modifications" means the construction work that Landlord has agreed to do as set forth in the Construction Drawings.

         "Landlord's Broker" means Premier Commercial Realty, Inc.

         "Lease" means this lease agreement including all exhibits attached hereto.

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         "Lease  Year"  means,  as to the first Lease  Year,  the 365 day period beginning on the Rent Commencement Date for the Phase 2 Area (366 day period if February 29 falls within such Lease Year), provided, however, if the Rent Commencement Date for the Phase 2 Area is a day other than the first day of a calendar month, then the first Lease Year shall instead be measured from the first day of the calendar month immediately following the calendar month within which the Rent Commencement Date for the Phase 2 Area falls. Thereafter, each succeeding Lease Year shall be the 365 day period (366 day period if February 29 falls within such period) immediately following the end of the prior Lease Year. By way of example, if the Rent Commencement Date for the Phase 2 Area is April 3, 2004, then each Lease Year would run from May 1 through April 30. Notwithstanding the preceding, as to the First Extended Term, the first Lease Year of the First Extended Term shall be the twelve month period beginning on the first day of the First Extended Term and thereafter, each succeeding Lease Year shall be for successive twelve month periods.

         "Letter of Credit" means an irrevocable, unconditional and confirmed letter of credit. The Letter of Credit must (i) be in form reasonably satisfactory to Landlord; (ii) clearly state that it is a clean sight draft in the required amount in favor of Landlord, irrevocable and expiring no earlier than thirty days immediately following the Lease Expiration Date, or, if the issuer is unable to or is unwilling to issue a multi-year form of Letter of Credit, then in a form which will automatically renew from year to year unless the issuer provides Landlord with at least sixty days advance written notice that the issuer will not be renewing the Letter of Credit; (iii) be issued by a bank reasonably approved by Landlord; (iv) be payable upon presentation to a bank in Broward County, Florida; (v) be unconditionally available to Landlord by Landlord's drafts, at sight, with partial draws permitted; and (vi) be transferrable. The Letter of Credit must specify that the issuer's obligation to honor Landlord's draft shall not be affected by any claim or setoff which the issuer then has or may thereafter acquire against either you or the Landlord.

         "Market Rent" means base rent determined with reference to the average of normal values being achieved by landlords in lease renewals entered into with private sector tenants for comparable space (i.e., the Premises in its as is condition at the time of renewal) in comparable buildings in equally desirable locations within the same market assuming operating expense and real estate passthroughs and fixed increases or consumer price index increases corresponding to those contained in this Lease. Consideration should be given to the value of any concession as may then be customary in the market for lease renewals, including, without limitation, rental abatements, cash allowances and/or credits for renewal tenant improvements over the entire renewal term. The determination of Market Rent shall be made by Landlord, acting reasonably. Notwithstanding, you shall have the right to disagree with Landlord's determination, and to submit your own determination of Market Rent. If Landlord does not agree with your determination, then you and Landlord shall mutually select an independent appraiser qualified to appraise commercial property and who shall have experience in the appraisal of similar properties within the referenced area.
The sole function of the independent appraiser shall be to determine which between Landlord's and your determinations of Market Rent is most correct and the decision of the independent appraiser shall be final and binding upon the parties. The cost of the independent appraiser shall be paid for equally by the parties. Notwithstanding anything herein to the contrary, Market Rent shall never be less than 103% of the base rent being paid immediately prior to the period for which the Market Rent is being determined nor more than 110% of the

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base rent being paid  immediately  prior to the period for which the Market Rent is being determined.

         "Operating Costs" means all reasonable and customary costs and expenses paid or incurred by Landlord in operating, maintaining, repairing and managing the Realty, including, without limitation, all Taxes, Association assessments, the costs of maintaining and repairing parking lots including parking lot re-striping, parking structures, easements, landscaping, property management fees, utility costs to the extent not separately metered, insurance premiums, depreciation of the costs of replacements or improvements to the Building but not including any Structural Repairs which are required to be capitalized under GAAP. The term "Operating Costs" does not include: (i) costs of alterations of tenants' premises and/or allowances for same; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate brokers' leasing commissions or compensation; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; or (vi) the cost of any service furnished to any other occupant of the Building which Landlord does not provide to you hereunder.
Notwithstanding anything contained herein to the contrary, depreciation in accordance with GAAP of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building as of the Effective Date, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Certain of the costs of management, operation and maintenance of the Realty may be common to all of the land and buildings within the Development owned by Landlord and you consent to Landlord's allocation of such common costs among the various buildings owned by Landlord within the Development and the amount of such common costs allocated by Landlord to the Realty shall be deemed an Operating Cost, provided that the allocation method used by Landlord is reasonable. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost.

         "Permit Drawings" means detailed plans and specifications for the Interior Modifications prepared by Landlord's architect consistent with the Construction Drawings.

         "Permitted Use" means the use of the Premises as a warehouse and wholesale distribution and manufacturing (to the extent permitted by the applicable zoning classification for the Realty) facility in connection with your business of manufacturing and selling body armour systems and sports protective equipment . Subject to the approvals of all applicable governmental entities and provided that is allowed under the applicable zoning classification of the Realty, the Permitted Use will include the manufacture and distribution of bullet and projectile resistant garments, bullet resistant and fragmentation vests, bomb projectile blankets, related ballistic accessories and technologies, as well as counterterrorism equipment, for governmental and law enforcement agencies. At least 80% of the Premises must be for warehouse use with the remaining portion of the Premises being permitted for office or other ancillary use in connection with your business. For purposes of the immediately preceding sentence, warehouse use includes manufacturing use to the extent permitted under the applicable zoning classification for the Realty. Your Permitted Use may also

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include any use permitted  under the applicable  zoning  classification  for the
Realty provided, however, that for any use other than body armour systems and sports protective equipment, Landlord's prior written consent shall be required, which consent shall not be unreasonably withheld, delayed or conditioned, and the standard for Landlord being permitted to withhold its consent is only (i) whether such other uses would materially increase the levels of odors, smoke, dust, gas, noise or vibrations emanating from the Premises beyond those (if any) resulting from the manufacture of body armour systems and sports protective equipment; or (ii) whether such uses would result in an increase in Landlord's insurance premiums on any other building within the Development or result in an inability of Landlord to obtain existing insurance; or (iii) whether such uses would materially adversely impair the reputation of the Development.
         "Phase" means, Phase 1, Phase 2 or Phase 3, as the case may be.

         "Phase Area" means, the Phase 1 Area, the Phase 2 Area or the Phase 3 Area, as the case may be.

         "Phase 1" means the Substantial Completion of the portion of the Interior Modifications attributable to the Phase 1 Area.

         "Phase 2" means the Substantial Completion of the portion of the Interior Modifications attributable to the Phase 2 Area.

         "Phase 3" means the Substantial Completion of the portion of the Interior Modifications attributable to the Phase 3 Area.

         "Phase 1 Area" means the portion of the Building identified in EXHIBIT B attached to this Lease as Phase 1.

         "Phase 2 Area" means the portion of the Building identified in EXHIBIT B attached to this Lease as Phase 2.

         "Phase 3 Area" means the portion of the Building identified in EXHIBIT B attached to this Lease as Phase 3.

         "Premises" means the entire Building.
         "Prohibited Use" means any use of the Premises not allowed as a permitted use for the Realty's then zoning classification (currently I-1 general industrial with a Planned Industrial Overlay). The use of the Premises to manufacture explosives or ammunition is a Prohibited Use.
Pursuant to Section 155.205(A) of the City zoning code, heavy or hazardous manufacturing processes are Prohibited Uses.

         "Proportionate Share" means a fraction the numerator of which is the rentable area contained in the Premises and the denominator of which is the rentable area contained in the Building. Your Proportionate Share is 100%, provided, however, during the period from the Commencement Date for the Phase 1 Area until the day immediately preceding the Commencement Date for the Phase 2

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Area, your Proportionate Share shall instead be 66.2871296% (69,046/104,162) and during the period from the Commencement Date for the Phase 2 Area until the day immediately preceding the Commencement Date for the Phase 3 Area, your Proportionate Share shall be 94.3357462% ((69,046 + 29,216) / 104,162).

         "Public   Accommodation   Law"  means  any  and  all  applicable  laws,
regulations and building codes governing non-discrimination and public accommodations and commercial facilities including, without limitation, the requirements of the Americans with Disabilities Act, 42 USC 12-101 and all regulations and promulgations thereunder.

         "Punch List Items" means, with respect to the Interior Modifications, details of construction and mechanical adjustment which, in the aggregate, are minor in character and do not materially interfere with your use of the Premises.

         "Realty" means the land legally described as A portion of Tract "B" of ATLANTIC BUSINESS CENTER, according to the plat thereof, as recorded in Plat Book 169, Page 126, of the Public Records of Broward County, Florida, being more particularly described as follows: Commencing at the Southwest corner of Tract "A", according to the said plat of ATLANTIC BUSINESS CENTER, thence South 27 25'13" East, along the west limits of said plat of ATLANTIC BUSINESS CENTER, thence South 27 25'13" East, along the west limits of said plat, 189.36 feet to a point of curvature of a curve, concave to the west, having a radius of 595.00 feet and a central angle of 23 17'23"; thence along said west plat limits, an arc distance of 241.86 feet; thence South 88 49'22" East, 701.51 feet to the Point of Beginning; thence North 01 10'38" East, 366.00 feet; thence South 88 49'22" East, 603.01 feet to a point of curvature of a curve concave to the southwest, having a radius of 28.00 feet and a central angle of 90 00'00", an arc distance of 43.98 feet; thence South 01 10'38" West, 338.00 feet; thence North 88 49'22" West, 631.01 feet to the Point of Beginning. Said lands lying and situate in Broward County, Florida containing 230,781 s.f. (5.2980 acres) more or less. The foregoing legal description is subject to surveyor changes. The Realty is comprised of the land on which the Building is constructed, all improvements situated thereon including the Building, and the Common Areas, but does not include the remainder of the Development.

         "Renewal Notice" means written notice that you intend to exercise an option to extend granted to you under this Lease. A Renewal Notice, to be effective, must be received by Landlord no later than nine months prior to the Expiration Date, time being of the essence.

         "Rent" means the sum of the monthly base rent plus the additional rent as provided in Section 5.02 of this Lease including all sales tax required to be paid thereon. Notwithstanding anything in the Lease to the contrary, all amounts payable by you to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute additional rent..

         "Rent Commencement Date" means, as to a particular Phase, the two hundred and seventy fourth (274th) day immediately following the Commencement Date for such Phase.

         "Required Phase 1 Delivery Date" means March 10, 2004 as extended by each day of Tenant Delay and as extended by each day of delay caused by a Force Majeure Event. For each five day period of extension there shall be added those

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number of weekend  days as is fair and  equitable  to put  Landlord  in the same position as if the Force Majeure Event or Tenant Delay had not occurred.

         "Required Phase 2 Delivery Date" means April 11, 2004 as extended by each day of Tenant Delay and as extended by each day of delay caused by a Force Majeure Event. For each five day period of extension there shall be added those number of weekend days as is fair and equitable to put Landlord in the same position as if the Force Majeure Event or Tenant Delay had not occurred.

         "Restoration Period " means a two hundred (200) day period beginning on the date that the Building has been damaged or destroyed by a casualty occurrence.

         "Security Deposit" means the sum of $130,654 which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of your covenants and obligations under this Lease, it being expressly agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages.

         "Specifications" means electrical lighting placement data, finish selections or any other information or data requested by Landlord or Landlord's architect needed in order for Landlord's architect to prepare any Permit Drawings or needed for Landlord to complete the Interior Modifications.

         "Structural Repairs" means repairs and replacements to the Building's foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck.

         "Substantial Completion" or "Substantially Complete" or "Substantially Completed" means, as to a particular Phase, the completion of the Interior Modifications, Punch List Items excepted, as to such Phase. Substantial Completion of a Phase shall be deemed to have occurred upon the issuance by the City of a certificate of occupancy or its equivalent (temporary or permanent) permitting you to occupy the particular Phase Area for your Permitted Use.

         "Superior   Mortgagee"  means  a  bank,   insurance  company  or  other
institutional lender now or hereafter holding a mortgage encumbering the Building. The current Superior Mortgagee is BankUnited, FSB.

         "Taxes" means all ad valorem taxes and non ad valorem assessments, or governmental charges levied, assessed or imposed on the Realty. If at any time during the term of this Lease the present method of taxation shall be changed so that in lieu of the whole or any part of any such Taxes, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Realty is separately assessed as a single tax parcel (Property Identification Number 19203-27-00800). If Landlord contests any assessment of Taxes, then the term Taxes shall include the professional fees incurred by Landlord to contest such Taxes. If Landlord receives any refunds or

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rebates of previously  paid Taxes  included in Operating  Costs paid for by you, then you shall be entitled to receive a refund of your Proportionate Share of such refund or rebate. (See last paragraph of Section 5.02 for certain provisions regarding Taxes).

         "Tenant's Broker" means Colliers International.

         "Tenant Delay" means, with respect to the construction of the Interior Modifications, any one or more of (i) your failure to deliver Specifications to Landlord within the time specified in Article III; (ii) Your failure to approve or disapprove Permit Drawings within the time specified in Article III; (iii) any delays in the issuance of the certificate of occupancy as to a particular Phase caused by you or your contractors, agents or employees; (iv) your failure to pay the Tenant Share when due irrespective of whether such failure causes an actual delay; (v) the number of days of delay resulting from requested changes to approved Permit Drawings; and/or (vi) any other Tenant Delay expressly provided for in this Lease.

         "Tenant Share" means the portion of the Buildout Cost (Testing Lab) in excess of $72,738 (Line items 78, 105, 106, and 109 of the Scope of Work part of EXHIBIT C plus the 8% overhead and profit charge of the general contractor). Fifty percent (50%) of the Tenant Share (initial or any increase) shall be paid by you within ten days of determination of amount with the balance paid within thirty days after submission of a final invoice after completion of the work. Past due payments will have interest added to the unpaid balance at a rate of one percent (1.0%) per month until payment, including any added interest until payment is received in full.

         "Term", "term" or "rental term" means the primary term of this Lease. If the term of this Lease has been extended pursuant to an option granted to you under this Lease to extend the term or pursuant to any amendment to this Lease extending the term, then such extended term shall be included as part of the term.

         "Transfer Premium" means all rent, additional rent or other consideration payable by an assignee or subtenant in excess of the Rent payable by you under this Lease (on a per rentable square foot basis in the case of a subletting where the subletting is for less than the entire Premises) after deducting the reasonable expenses incurred by you for (i) any changes, alterations and improvements to the Premises in connection with the assignment or subletting, including any reasonable fees or costs incurred with respect thereto; (ii) any brokerage commissions and reasonable attorney fees in connection with the assignment or subletting; or (iii) any marketing or promotional fees in connection with the assignment or subletting.

                                   ARTICLE II
                            PREMISES AND COMMON AREAS

         2.01 PREMISES. In consideration of your obligation to pay Rent and of the other terms, provisions and covenants hereof, Landlord leases the Premises to you and you lease the Premises from Landlord, including, without limitation, the exclusive use of all of the parking spaces in the Common Areas.

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

         2.02 COMMON AREAS. During the term of this Lease, you and your employees, customers, licensees and invitees shall have the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Development. Landlord reserves and may exercise the following rights without affecting your obligations hereunder: (i) to make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, roadways, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways provided that such changes do not materially adversely affect your ingress or egress to or from the Premises;
(ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) omitted; and/or (iv) to require you, upon reasonable advance notice, to keep clear any truck dock areas for the purpose of enabling Landlord to have access to manhole covers and other utility facilities to clean or maintain roof drains, utility lines and utility facilities. Landlord will not amend the Declaration in a manner that would materially adversely affect your ingress or egress to or from the Premises.

          2.03 LANDLORD'S RESERVATION OF ACCESS, INGRESS AND EGRESS. During the term of this Lease, Landlord reserves the right, for its benefit and for the benefit of itself and Landlord's tenants and others, to use any access openings or roadways falling within the Realty and to grant easements falling wholly or partly within the Realty for any purpose provided that the granting of any such easement does not interfere with your Permitted Use of the Premises or reduce the number of parking spaces serving the Building. The foregoing reservations shall not, however, be construed to permit Landlord to grant a private easement in favor of another tenant of the Development to put such tenant's property on the Realty, e.g., Landlord may not grant another tenant of the Development easement rights to place a generator within the Common Areas.



                                   ARTICLE III
                   CONSTRUCTION OF THE INTERIOR MODIFICATIONS

         The Interior Modifications shall be constructed in the three Phases as follows:

         3.01 PERMIT DRAWINGS FOR PHASES 1 AND 2. (a) The Permit Drawings for Phases 1 and 2 will be finalized in accordance with the time line contained in this Section 3.01, and as to all time periods contained in this Section 3.01 required to be met by you, each day of delay caused by you shall be a Tenant Delay, time being of the essence. The time line is as follows:

                  (b) Landlord previously delivered to you the electrical portion of the Permit Drawings comprised of the electrical layout, lighting reflective plan and phone stubs for the Phase 1 and Phase 2 portions of the Permit Drawings, which electrical portion of the Permit Drawings will show all electric outlets as 115 volt standard shared outlets . You delivered to Landlord, on Monday, December 1, 2003 your specific comments (or redlining or ballooning) to the electrical portion of the Permit Drawings identifying those outlets that must be changed from standard outlets and/or cut sheets on all equipment and identifying where the equipment will be located in order for

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

Landlord's engineer to determine what changes to the standard outlets need to be made.

                  (c) If additional Specifications are required in order for Landlord to complete the Permit Drawings, within one (1) business day of your receipt of written request from Landlord, from time to time made, you must provide Landlord with the requested Specifications necessary for the preparation of the Permit Drawings.

                  (d) Subject to Landlord's receipt of any additional required Specifications, Landlord's architect will finish the preparation of the Phase 1 and Phase 2 portions of the Permit Drawings and on the same day a representative of Landlord will deliver the Phase 1 and Phase 2 portions of the Permit Drawings to you and meet with you to review and obtain your approval of same. During that meeting, you must either approve or reject with particularity the Phase 1 and Phase 2 portions of the Permit Drawings. If rejected, Landlord will cause the particular portions of the Permit Drawings to be revised accordingly and re-submitted to you with the same day turnaround requirements and the process shall continue in that manner until the final Permit Drawings for Phase 1 and Phase 2 are mutually approved.

                  (e) If, after any Permit Drawing for a Phase is submitted to the City for issuance of the building permit for that Phase, the City has required changes to the Permit Drawings, you will, within one business day of receipt of notification of the required change, provide Landlord with any needed Specification to accomplish the change, and upon completion of the change by Landlord's architect, Landlord will deliver the revised portions of the Permit Drawings to you and meet with you to review and obtain your approval of same. During that meeting, you must either approve or reject with particularity the revised portions of the Permit Drawings. If rejected, Landlord will cause the particular portions of the Permit Drawings to be revised accordingly and re-submitted to you with the same day turnaround requirements and the process shall continue in that manner until the revisions required by the City are mutually approved.

         3.02 PERMIT DRAWINGS FOR PHASE 3. Subject to the prohibition that an application for a building permit for Phase 3 may not be submitted without your written consent, which written consent may be withheld in your sole and absolute discretion, until such time as Substantial Completion of the Phase 1 Area and Phase 2 Area has occurred, the Permit Drawings for Phase 3 will be finalized in accordance with the time line contained in this Section 3.02. The time line is as follows: You will deliver to Landlord, on or before the tenth business day immediately following the Effective Date, all Specifications for the Phase 3 Area including all OSHA requirements for the soundproofing of the Phase 3 Area. Landlord will then cause its architect to timely and diligently prepare to completion the Permit Drawings for the Phase 3 portion of the Interior Modifications within thirty days immediately following the date that Landlord receives the last of the Specifications needed in order to prepare the Phase 3 Area Permit Drawings. Landlord's representative will then meet with you to review the Phase 3 Area portion of the Permit Drawings. During that meeting or as promptly thereafter as is reasonably possible, you must either approve or reject with particularity the Phase 3 portion of the Permit Drawings. If rejected, Landlord will cause the particular portion of the Permit Drawings to be revised accordingly and re-submitted to you within five (5) business days and the process shall continue in that manner until the final Permit Drawings for Phase 3 are mutually approved. City required revisions to the Phase 3 portion of

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

the Permit Drawings will be approved in accordance with the procedures set forth in Paragraph 3.01(e).

         3.03 SELECTION OF GENERAL CONTRACTOR. The approved general contractor to construct the Interior Modifications is Global Construction Associates LLC ("GLOBAL"). The construction contract to be entered into between Global and Landlord will require that the overhead and profit to be charged by Global will be eight percent (8%) and that general conditions will be usual and customary. Global will not be required to competitively bid any part of the work except that the parties will meet in good faith to determine if competitive bidding of any part of the testing lab would yield a significant benefit. Landlord represents that to its knowledge, Global is a Florida licensed general contractor, adequately insured, and possesses the experience to construct and complete the Interior Modifications in a diligent, good and workmanlike manner, and in accordance with the approved Permit Drawings, within reasonable construction tolerances.

         3.04 DETERMINATION OF BUILDOUT COST (TESTING LAB). Immediately after you notify Landlord in writing that the Phase 3 portion of the Permit Drawings are finalized and approved by you, Global will competitively bid any major subcontracts that the parties had mutually agreed upon would be competitively bid, if any, and upon receipt of the bids from the major subcontractors, if any, Global will prepare and review with you the Construction Budget (Testing Lab) and deliver to you Landlord's invoice for the Tenant Share payment, if any. Within three (3) business days after receipt of the Construction Budget (Testing
Lab), you shall either approve the Construction Budget (Testing Lab) as submitted or provide Landlord with requested modifications to the Phase 3 portion of the Permit Drawings. If you timely request modifications to the Phase 3 portion of the Permit Drawings, Landlord shall timely and promptly approve the requests and cause the Permit Drawings to be modified (and provide a revised Construction Budget (Testing Lab)), or disapprove the requests (and give you its reasons for disapproval), and the process shall continue until the Construction Budget (Testing Lab) (and any modifications to the Phase 3 Permit Drawings) are mutually approved. Following final completion of the Interior Modifications, Landlord will provide you with a statement of the actual Buildout Cost (Testing
Lab).

         3.05 APPLICATION FOR BUILDING PERMIT. Upon finalization of the Phase1 and 2 portion of the Permit Drawings, Landlord will make application for, and pursue with all reasonable diligence the issuance of the building permit required for the construction of the Phase 1 and Phase 2 portions of the Interior Modifications. Upon finalization of the Phase 3 portion of the Permit Drawings, but subject to the requirement that an application for a building permit for Phase 3 may not be submitted without your written consent, which written consent may be withheld in your sole and absolute discretion, until such time as Substantial Completion of the Phase 1 Area and Phase 2 Area has occurred, Landlord will make application for, and pursue with all reasonable diligence the issuance of the building permit required for the construction of the Phase 3 portion of the Interior Modifications.

         3.06 COMMENCEMENT OF CONSTRUCTION. Upon receipt of the building permit for a Phase, Landlord will then pursue to completion the construction of the Interior Modifications for such Phase. Landlord will construct the Interior Modifications substantially in accordance with the Construction Drawings within

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

reasonable construction tolerances and in accordance with all applicable laws, codes and ordinances.

         3.07  NOTIFICATION  OF  SUBSTANTIAL  COMPLETION.  From  time  to  time,
Landlord will cause Global to prepare and revise and deliver to you a construction schedule and updates thereof designed to keep you reasonably informed of the projected date that Global expects that the City will issue its certificate of occupancy with respect to a Phase. Landlord will notify you in writing as soon as the certificate of occupancy for such Phase has been received. The taking of possession of a Phase Area by you shall be deemed conclusively to establish that the Landlord has completed the Interior Modifications with respect to such Phase Area and that the Phase Area is in good and satisfactory condition, as of when possession was so taken, Punch List Items excepted and latent defects excepted (and the foregoing does not modify Landlord's maintenance and repair obligations set forth in the Lease). Punch List Items will be mutually compiled at the walk through of the Phase Area. Landlord shall, within a reasonable time after the Punch List is prepared, not to exceed thirty (30) days unless caused by a delay in receiving ordered materials, complete the Punch List Items.

         3.08 TENANT SET UP WORK. As soon as is practical after finalization, Landlord will provide you with a copy of Landlord's initial construction schedule and thereafter, any revisions or updates to the construction schedule. You shall coordinate with Landlord the scheduling of any Tenant Set Up Work (as hereinafter defined) and subject to the terms and conditions of this Section, Landlord will grant access to the particular Phase Area to you and to your representatives and contractors, prior to the Commencement Date for a Phase Area, to enable you to perform the Tenant Set Up Work. No such early access shall be deemed to be an acceptance of the Phase Area by you. Tenant Set Up Work means (i) your installation of telephone and computer lines, provided, however, any such installation in an office portion of the Premises must be done before Landlord commences the installation of a drop ceiling; and (ii) your installation of racking in the warehouse portion of the Premises, provided, however, that no such racking may be installed by you until such time as you have received from the City a racking permit. Early access to the Premises under this Section is subject to the requirement that you do not interfere with Landlord's construction of the Interior Modifications and that such early access does not delay the Substantial Completion of the Interior Modifications. Your contractors, subcontractors and labor shall be reasonably approved by Landlord and shall be subject to the administrative supervision of Landlord's construction manager. All Tenant Set Up Work shall conform to and comply with any and all local and state building codes, ordinances and the N.F.P.A. Life Safety Code. Provided that the City consents in writing and provided that it does not interfere with Landlord's construction of the Interior Modifications and that such early access does not delay the Substantial Completion of the Interior Modifications, Tenant Set Up Work may include your installation of machinery and equipment.

         3.09 LANDLORD'S INABILITY TO COMPLETE INTERIOR MODIFICATIONS DUE TO TENANT DELAY. If Landlord actually cannot Substantially Complete, as to any Phase, the Interior Modifications as a result of a Tenant Delay, Landlord may, at its sole and absolute discretion, complete so much of the Interior Modifications as may be practical under the circumstances and, by written notice to you, establish the Commencement Date as the date of such partial completion, subject to any accelerations due to any Tenant Delay, or if you have not cured such Tenant Delay within thirty days of Landlord's written notice to you advising of the Tenant Delay and specifying that Landlord has available the


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

remedy of the right to terminate, then Landlord, in Landlord's sole and absolute discretion, as Landlord's sole remedy, may elect to terminate the Lease in which case you shall be liable for, as liquidated damages, all design, permitting and construction costs expended by Landlord regarding the Interior Modifications through the date of termination together with all leasing commissions paid or payable by Landlord with respect to this Lease and together with Rent that would have been paid for the first Lease Year. In order to claim accelerations of the Commencement Date due to a Tenant Delay, Landlord must provide you with written notice no later than ten business days following the event giving rise to the claimed Tenant Delay and specifying the number of days of acceleration caused by the Tenant Delay, failing which Landlord is deemed to have waived the applicable Tenant Delay for any period prior to the tenth business day immediately preceding the date of the giving of such notice.

         3.10 LANDLORD'S INABILITY TO COMPLETE INTERIOR MODIFICATIONS DUE TO TENANT REPUDIATION. For purposes of this Section, "REPUDIATION" means any one of the following actions: (i) your written rejection of the Lease; (ii) your written instruction that Landlord should cease performing the construction of the Interior Modifications; (iii) if you make a general assignment for the benefit of creditors; (iv) if you commence any case, proceeding or other action seeking to have an order for relief entered on your behalf as a debtor to adjudicate you as being a bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for you or for all or of any substantial part of your property, or you take any action to authorize or in contemplation of any of the foregoing actions; (v) if, you fail to get dismissed, within thirty days of its filing, any case, proceeding or other action against you is filed seeking to have an order for relief entered against you as a debtor or to adjudicate you as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of your debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for you or for all or any substantial part of your property; or (vi) if a receiver or trustee shall be appointed for all or substantially all of your assets. If a Repudiation occurs prior to the Substantial Completion of the Interior Modifications, then Landlord, in Landlord's sole and absolute discretion, as Landlord's sole remedy, may elect to terminate the Lease in which case you shall be liable for, as liquidated damages and as Landlord's sole remedy, all design, permitting and construction costs regarding the Interior Modifications expended by Landlord through the date of termination together with all leasing commissions paid or payable by Landlord with respect to this Lease and together with Rent that would have been paid for the first Lease Year.

         3.11 CHANGE ORDERS AND UPGRADES. As to any particular Phase, you may request Landlord to make changes in approved Permit Drawings or to the Interior Modifications already installed prior to Substantial Completion. Any changes so requested by you ("TENANT'S CHANGES") will be subject to Landlord's prior written approval, which will not be unreasonably withheld or delayed. Landlord will, within seven (7) business days following receipt of proposed Tenant's Changes, deliver to you (i) a statement of Landlord's estimated out of pocket cost for such requested Tenant's Changes (per the contract with Global, such cost will be cost plus an overhead and profit charge of 8%) ("CHANGE COSTS") (including any additional architectural and engineering fees and costs), and
(ii) an estimate of the period of time, if any, that such Tenant's Changes will delay Substantial Completion. In the case of Tenant's Changes requested prior to

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

the awarding of a construction contract by Landlord for the subject work, Landlord's statement of Change Costs will be based on a good faith estimate of such costs by Landlord and, in the case of Tenant's Changes requested after the awarding of a construction contract for the subject work, the statement of Change Costs will be based on the proposed change order to the construction contract to be issued and approved by Landlord for such Tenant's Changes. If you fail to approve in writing Landlord's submission within ten (10) business days following receipt thereof (three business days if Landlord's statement to you expressly puts you on notice that Landlord is at a point in construction where Landlord needs to know immediately if you are approving the applicable Tenant's Change) or if you fail to pay Landlord for the cost of such Tenant's Changes within such ten (10) business day period, the same will be deemed disapproved in all respects by you, and Landlord will not be authorized to make the applicable Tenant's Change. If you approve in writing the statement of cost and the delay in Substantial Completion as submitted by Landlord and if you timely pay Landlord for the cost thereof as provided herein, Landlord will promptly cause the Permit Drawings to be modified to provide for such change.

If the Buildout Cost (Testing Lab), inclusive of an 8% general contractor charge for overhead and profit, is less than $72,738, then any savings (difference between $72,738 minus the actual Buildout Cost (Testing Lab)) will be credited against any Change Costs required to be paid for by you as set forth above.
If Tenant's Changes result in a reduction in the requirements of a particular line item on the Scope of Work attached to this Lease as part of Exhibit C, then you shall be entitled to use the savings to offset the cost of any other Tenant Changes or against the Tenant Share, if any. By way of example, if there is a Tenant's Change that reduces the Line 116 lighting fixtures from 240 units to 239 units, then you shall be entitled to offset the $115 savings (and related overhead and profit savings) against any Change Costs or required Tenant Share payments.

         3.12 INSPECTION OF WORK. You may inspect and conduct tests to determine whether construction is being performed consistent with the Permit Drawings, regardless of whether such inspections or tests are required by the Permit Drawings. Should your inspections or tests reveal that the work is not installed substantially in accordance with the Permit Drawings, the cost of uncovering and replacement shall be at Landlord's expense. If your inspections or tests require work to be uncovered and such inspections or tests reveal that the work has been installed substantially in accordance with the Permit Drawings, the costs of uncovering and replacement shall be at your expense and any actual delay associated therewith shall be a Tenant Delay. Neither your inspections, tests, or approvals nor your failure to make any such inspections, tests, or approvals shall relieve Landlord of its responsibility to complete the Interior Modifications in accordance with this Lease, nor constitute a waiver or acceptance of any defects in the Interior Modifications, unless otherwise expressly waived in writing by you.

         3.13 WARRANTY FOR INTERIOR MODIFICATIONS. Notwithstanding anything to the contrary contained in the Lease, for the 365 day period immediately following the Commencement Date for a Phase, Landlord hereby provides a warranty in favor of you to repair or replace (if needed) any defect in the Interior Modifications pertaining to such Phase, so long as the need for such repair or replacement is not caused by the negligence or willful misconduct of you or your agents, employees or contractors.

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

         3.14 LANDLORD'S FAILURE TO SUBSTANTIALLY COMPLETE ON OR BEFORE A REQUIRED DELIVERY DATE. If Landlord fails to Substantially Complete the Phase 1 Area by the Required Phase 1 Delivery Date, then in such event Landlord grants to you a credit to be used against Rent first due and owing, in an amount equal to $1,343 multiplied by the number of days from the Required Phase 1 Delivery Date through but not including the date of Substantial Completion of the Phase 1 portion of the Interior Modifications. If Landlord fails to Substantially Complete the Phase 2 Area by the Required Phase 2 Delivery Date, then in such event Landlord grants to you a credit to be used against Rent first due and owing, in an amount equal to $568 multiplied by the number of days from the Required Phase 2 Delivery Date through but not including the date of Substantial Completion of the Phase 2 portion of the Interior Modifications.

         3.15 PHASE 3 COMPLETION. Landlord shall Substantially Complete the Phase 3 Area as soon as is reasonably practical following issuance of the permit therefor.




                                   ARTICLE IV
                                      TERM

         4.01 PRIMARY TERM. The primary term of this Lease shall begin on the Commencement Date and the primary term of this Lease shall end on the Expiration Date. After the Commencement Date, you shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. After the Commencement Date and at the request of either party, the parties will enter in to a Clarification of Lease Terms which will set forth the Commencement Date, Rent Commencement Date, Expiration Date, and post office address for the Premises assigned by the City (if different from the shell Building post office address).

         4.02 HOLDING OVER. If Landlord agrees in writing that you may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by either party upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that you shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to the Holdover Rent, computed on a daily basis for each day of the hold over period. If Landlord does not consent to your holdover, then you shall also pay to Landlord all actual damages sustained by Landlord resulting from retention of possession by you, including the loss of any proposed subsequent tenant for any portion of the Premises provided that Landlord has provided you with advance written notice of the existence of such subsequent tenant and you nonetheless failed to surrender possession of the Premises within sixty days of such notification. No holding over by you, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as consent for you to hold over.

         4.03 OPTION TO EXTEND. Landlord grants to you the option to extend the term of this Lease for a five year extended term (the "FIRST EXTENDED TERM"), the First Extended Term to begin on the day after the end of the primary term of this Lease. To effectively exercise your First Extended Term option, you must timely provide the Landlord with the Renewal Notice. If Landlord does not timely receive the Renewal Notice, time being of the essence, you shall not be entitled to exercise your First Extended Term option.

                                    ARTICLE V
                                      RENT

         5.01 BASE RENT. Base Rent shall be payable during the primary or during any extended term in accordance with this Section 5.01.

                  5.01(a) BASE RENT DURING PRIMARY TERM. Subject to the base rental abatements detailed in Paragraph 5.01(c), and subject to the fact that there will be different rent Commencement Dates as to each Phase, you agree to pay to Landlord base rent for the Premises for the entire primary term hereof beginning on the Rent Commencement Date, at the initial rate of $46,438.89 a month, provided, however, that if the Rent Commencement Date is a day other than the first day of a calendar month, then for the initial partial month, you agree to pay a per diem base rental based on the actual number of days in such month for each day of the partial month beginning on the Rent Commencement Date and ending on the last day of the partial month in which the Rent Commencement Date falls. On each Adjustment Date falling within the primary term beginning with the Adjustment Date corresponding with the first day of the second Lease Year, the monthly base rent amount shall increase to 103% of the monthly base rent amount then in effect immediately prior to such Adjustment Date. Notwithstanding the foregoing, until such time as the Rent Commencement Date has occurred as to all Phases, the monthly base rent amount will be as follows:

         For period from the Rent Commencement Date for Phase 1 through the day immediately preceding the Rent Commencement Date for Phase 2, the sum of $30,783.00 a month, prorated for any period less than a full month; and

         For period from the Rent Commencement Date for Phase 2 through the day immediately preceding the Rent Commencement Date for Phase 3, the sum of $43,808.50 a month, prorated for any period less than a full month.

                  5.01(b) BASE RENT DURING EXTENDED TERM. Subject to the last sentence of the definition of Market Rent, if you exercised an Extended Term option, then you agree to pay to Landlord monthly base rent for the Premises at an initial rate equal to Market Rent. On each Adjustment Date falling within the Extended Term beginning with the Adjustment Date corresponding to the first day of the second Lease Year of the Extended Term, the monthly base rent amount shall increase in accordance with the fixed rate increases (based on market at the time) specified in Landlord's determination of Market Rent.

                  5.01(c) BASE RENT ABATEMENTS DURING PRIMARY TERM. Provided that no uncured Event of Default then exists, the monthly base rent (but not the additional rent under Section 5.02) for the last two full calendar months of the primary term (months 124 and 125) shall abate.

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

         5.02 ADDITIONAL RENT FOR TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS. Beginning on the Commencement Date (as opposed to the Rent Commencement
Date) and continuing during the primary and any extended term of this Lease, you agree to pay to Landlord as additional rent, your Proportionate Share of Operating Costs. Any payments with respect to any partial calendar year in which the term commences or ends shall be prorated. You agree to pay, for calendar year 2004, $15,190.29 per month as an estimated amount for Operating Costs. Landlord may, at any time, deliver to you its estimate (or reasonably revised estimate) of such additional amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, you shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep you current. As soon as practicable after the close of each calendar year, Landlord shall deliver to you an itemized statement in reasonable detail showing the total amount payable by you under this Article. If such statement shows an amount due from you that is less than the estimated payments previously paid by you, it shall be accompanied by a refund of the excess to you or at Landlord's option the excess shall be credited against the next monthly installment of Rent. If such statement shows an amount due from you that is more than the estimated payments paid by you, you shall pay the deficiency to Landlord, as additional rent, which payment shall be due within thirty (30) days after the date of Landlord's statement to you. You or your representatives shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within one hundred and eighty (180) days following the furnishing of the statement to you. Unless you take written exception to any item within one hundred and eighty (180) days following the furnishing of the statement to you (which item shall be paid in any event but which may nonetheless be challenged within such 180 day period), such statement shall be considered as final and accepted by you. The taking of exception to any item shall not excuse you from the obligation to make timely payment based upon the statement as delivered by Landlord.

If you timely take written exception to any item, any dispute with respect to the written exception not resolved to the mutual satisfaction of both Landlord and you within thirty (30) days following Landlord's receipt of your written exception shall be resolved in accordance with the following procedures. First, Landlord shall have seven days immediately following the thirty day period to provide you with a list of three independent certified public accountants. You shall then have seven days following your receipt of the list of independent certified public accountants to designate one of the three independent certified public accountants (hereinafter the "CPA") and to provide Landlord with written notice of your designation. If Landlord fails to timely provide you with the list of three independent certified public accountants, then you may select any independent certified public accountant you wish to serve as the CPA. If you fail to timely designate one of the three independent certified public accountants as the CPA, then Landlord may select any independent certified public accountant it wishes to serve as the CPA. The decision of the CPA shall be final and binding as to any dispute with respect to your written exception and the cost of the CPA shall be paid for by the party who does not prevail. For purposes of the preceding, (i) the term "INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT" means a certified public accountant who has not previously rendered accounting services of any kind for either you or Landlord; and (ii) Landlord will be deemed to have prevailed if the determination of the CPA results in a reduction in your Proportionate Share of Operating Costs which is five percent

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

or less of the Landlord's determination of your Proportionate Share of Operating Costs and you will be deemed to have prevailed if the determination of the CPA results in a reduction in your Proportionate Share of Operating Costs which is more than five percent of the Landlord's determination of your Proportionate Share of Operating Costs.

You may, at your option but subject to a reasonable basis existing to do so, cause Landlord to challenge or contest any assessment of Taxes and the reasonable costs of such contest will be included as part of Taxes. Landlord agrees to give you a copy of any trim notice (i.e., notice of the assessed value of the real property of which the Realty is a part) within five days of Landlord's receipt of written request from you.

         5.02A. CAP ON CONTROLLABLE OPERATING COSTS. Notwithstanding anything in
Section 5.02 to the contrary, the increase in your Proportionate Share of Controllable Operating Costs during the primary term of the Lease shall not exceed 6% from one year to the next, on a non cumulative basis. Short years will be annualized for purposes of determining any cap pursuant to the foregoing. By way of example of what is meant by a non cumulative basis, if your Proportionate Share of Controllable Operating Costs for calendar year 2005 increased by 3% from calendar year 2004, then your maximum Proportionate Share of Controllable Operating Costs for calendar year 2006 would be 106% of the calendar year 2005 amount, irrespective of the fact that the increase from calendar year 2004 to calendar year 2005 was only 3%. Repairs first incurred after the expiration of a warranty will not be subject to the foregoing cap. For any period prior to January 1, 2006 and provided that management fees do not exceed 4% of Rent (prior to the portion of Rent attributable to the management fees), management fees will not be subject to the foregoing cap.

         5.03 SALES TAX. With each installment of Rent, you shall pay to Landlord all sales taxes due thereon.

         5.04 TIME FOR PAYMENT OF RENT. Each monthly installment of Rent shall be due and payable on or before the first day of the calendar month for which such Rent is payable. Rent shall be payable without demand, deduction or right of set off, except as is otherwise expressly provided for herein, if any. Notwithstanding anything to the contrary contained in this Section, if you have received a final, nonappealable judgment for damages against Landlord as a result of an uncured default by Landlord under this Lease, which is not satisfied within thirty (30) days after it becomes final and nonappealable, then for so long as Landlord or an affiliate is the fee owner of the Building, you will have the right to deduct the unpaid amount of such judgment (plus interest) against the Rent to become due under this Lease until fully credited.

         5.05 PLACE FOR PAYMENT. All Rent and other payments required to be made by you to Landlord shall be payable to: Atlantic Business Center L.C. or to such other entity at the such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Notwithstanding anything herein to the contrary, if the Building is encumbered by an assignment of leases and rents made by Landlord and recorded in the Public Records of the County in which the Building is located, then upon the written demand of the lender named in such assignment of leases and rents or the successor in interest to such lender (hereinafter the "LENDER"), together with a recorded copy of such assignment of leases and rents, you agree to pay all Rent and other payments required to be made by you hereunder to such Lender and Landlord agrees that you

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

will be credited by Landlord for any payments so made.

         5.06 ACCORD AND SATISFACTION. Payment by you or receipt by Landlord of a lesser amount than the Rent herein stipulated or any other rent required to be paid by you hereunder may be, at Landlord's sole option, deemed to be on account of the earliest due stipulated Rents or other rent, or deemed to be on account of Rent or other rent owing for the current period only, notwithstanding any instructions by or on your behalf to the contrary, which instructions shall be null and void, and no endorsement or statement on any check or any letter accompanying any check payment as Rent or other rent shall be deemed an accord and satisfaction unless otherwise expressly agreed to by Landlord in writing, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other rent or pursue any other remedy in this Lease against you.

                                   ARTICLE VI
                                SECURITY DEPOSIT

         You agree to deposit the Security Deposit with Landlord on the date hereof. Upon the occurrence of any Event of Default by you, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by your default, and you shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned to you by Landlord at such time after termination of this Lease when Landlord shall have determined that all your obligations under this Lease have been fulfilled but no later than the sixtieth day immediately following the expiration or earlier termination of the term. At the time the Security Deposit is due, you shall have the right to instead tender to Landlord a Letter of Credit in amount equal to the Security Deposit and in such event, references in this Lease to the Security Deposit shall mean the Letter of Credit and following a draw by Landlord you shall pay to the issuer on demand by Landlord any amounts necessary to restore the Letter of Credit to its original amount. Subject to you giving Landlord at least sixty (60) days advance written notice and provided that no uncured Event of Default then exists and if you had previously paid to Landlord the Security Deposit, you shall have the right to substitute a Letter of Credit in amount equal to the Security Deposit and upon Landlord's acceptance of the Letter of Credit, Landlord will thereafter promptly refund the Security Deposit to you. In such event, references in this Lease to the Security Deposit shall mean the Letter of Credit and following a draw you shall pay to the issuer on demand by Landlord any amounts necessary to restore the Letter of Credit to its original amount.

                                   ARTICLE VII
                               USE OF THE PREMISES

         7.01 PERMITTED USE. The Premises shall be used for the sole purpose of the Permitted Use and for no other use or purpose. The Premises may never be used by you, in whole or in part, for a Prohibited Use. You shall at your own cost and expense obtain any and all licenses and permits necessary for any such use. Your trucks and trucks visiting the Premises may only park in the dock

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

areas adjacent to your Premises. The outside storage of property is prohibited. Trash and garbage must be placed in a dumpster in an area specifically designated by Landlord. You agree that you will, at your own cost and expense keep your employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the Development or from parking at any other building within the Development. You shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Development or unreasonably interfere with any tenant's use of their respective premises or permit any use which would adversely affect the reputation of the Development.

At your request, Landlord has deleted a provision that would have prohibited the overnight parking of trucks and other vehicles. Neither Landlord, the property management company or any security company hired by Landlord to patrol the Common Areas at night, if one is hired, will be liable to you for any theft or damage to vehicles or trucks (including property within the trucks or vehicles) parked overnight by you or by your employees, agents or contractors and you agree to indemnify and hold Landlord, the property management company and security company, if any, harmless for any claim by any person or entity resulting from the overnight parking of vehicles or trucks at the Premises. The omission of the prohibition against overnight parking is being agreed to by Landlord at your insistence and request and only after you have agreed to the foregoing exculpatory and indemnitory language and the foregoing exculpatory and indemnitory language shall be binding upon you even if the actions of the indemnified parties were determined to be negligent or, as to an omission as opposed to an action, grossly negligent.

         7.02 TENANT'S DUE DILIGENCE AS TO PERMITTED USE . Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to you by Landlord or any of Landlord's agents or employees shall be for informational purposes only, you hereby expressly acknowledging and agreeing that you shall conduct and rely solely on your own due diligence and investigation conducted by you prior to entering in to this Lease with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees. Notwithstanding the foregoing, Landlord represents to you that the zoning classification of the Realty pursuant to the City zoning code is currently I-1 general industrial with a Planned Industrial Overlay.

         7.03 COMPLIANCE WITH LAWS. You covenant to comply with any and all laws, statutes, ordinances and regulations, federal, state, county or municipal, now or hereinafter in force applicable to the Premises relating to the specific use or occupancy thereof or to the making of repairs thereto expressly required to be made by you pursuant to the terms of this Lease, or of changes, alterations or improvements therein, ordinary or extraordinary, seen or unforeseen, provided, however, in no event shall you be required to make any alterations to the structure of the Building or the base Building systems in order to comply with the foregoing unless necessitated by a specific use of the Building by you as opposed to general warehouse use. You also covenant to comply with any and all regulations and rules applicable to the Premises issued by the Board of Fire Underwriters as it relates to the specific use of the Premises, or by any other body exercising similar functions, and insurance companies writing policies covering the Premises which now or hereafter may become applicable to the Premises. You shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of your failure to comply with this Section, and in any event, you agree to indemnify the Landlord from all liability with reference to the same. Landlord and you shall each promptly give notice to the other in writing of any notice of violation received by you or Landlord, respectively. (See Paragraph 8.01(b) for similar but not mutual covenants on the part of Landlord regarding Landlord's maintenance of the Common Areas).

         7.04  TENANT'S  REPAIR  AND  MAINTENANCE  OBLIGATIONS.  (a)  Subject to
Section 3.12, you shall, at your own cost and expense, keep and maintain all parts of the Building in a good, clean, safe and sanitary condition, promptly making all necessary repairs and replacement, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, windows, glass and plate glass, doors, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, life safety systems and equipment, water heaters, dock board, truck doors, dock bumpers, and plumbing work and fixtures. As part of your obligation hereunder, you shall keep the whole of the Premises in a clean and sanitary condition. You will as far as possible keep all parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon termination of this Lease in any way, you will yield up the Premises to Landlord in its Exit Condition. You shall, at your own cost and expense, as additional rent, pay for the repair of any damage to the Building or to the Development resulting from and/or caused in whole or in part by your negligence or misconduct, or the negligence or misconduct of your agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of your business activities or caused by your default hereunder, subject, however, to Section 12.06.

                  (b) At your own cost and expense, you agree to enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord, for servicing all heating and air conditioning systems and equipment servicing the Premises and an executed copy of such contract shall be delivered to Landlord. This service contract must include all services suggested by the equipment manufacturer within the operations/maintenance manual and must become effective within thirty (30) days of the date you take possession of the Premises. Landlord may (but shall not be required to), upon notice to you, elect to enter into such a maintenance service contract on your behalf or perform the work itself and, in either case, charge you therefore for Landlord's out of pocket costs provided that the charge to you does not exceed the charge that you would pay if you entered into such maintenance contract yourself.

         7.05 UTILITIES. You agree to pay for all gas, heat, light, power, telephone, and other utilities and services (including trash removal) used on or from the Premises, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities and any utility hookup fees (but not tap-in fees). Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises, provided, however, if the interruption or failure of utility service was caused solely by the negligent or intentional wrongful acts of Landlord or of Landlord's agents

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

or contractors (i) if Landlord then fails to diligently attempt to restore the utility service, then you shall be entitled to an abatement of Rent for each day after the third day of such interruption or failure until such time as Landlord commences to diligently attempt to restore the utility service; and (ii) if such interruption or failure continues for at least fifteen (15) consecutive days, then irrespective of Landlord's efforts to restore the utility service, you shall be entitled to an abatement of Rent (the abatement to be reduced by the amount of recovery you receive from the proceeds of business interruption insurance, if any, attributable to the Rent that would otherwise have been abated) for each day after such fifteenth day until such time as the utility service is restored. During any period of a failure of electric services and provided that it does not damage the Building and provided that the use of same is in compliance with all Environmental Laws, Landlord will not object to you bringing a portable generator on to the Premises to keep the Premises operational.

         7.06 END OF THE TERM. You covenant that on the last day of the term, you will peaceably and quietly leave and surrender the Premises in its Exit Condition and that all payments required to be made by you in payment of utilities pursuant to Section 7.05 shall have been paid or provision for payment having been made. If you had any permit issued for alterations or improvements, whether consented to or not by Landlord, then you covenant that as of the last day of the term, such permits will be closed. The parties shall arrange to meet for a joint inspection of the Premises prior to you vacating. If through no fault of Landlord, the parties do not make such joint inspection, then Landlord's inspection at or after you vacate the Premises shall be conclusively deemed correct for purposes of determining your responsibility for repairs and restoration.

         7.07 HURRICANE SHUTTERS. Landlord shall provide you with hurricane shutters (part of the base building and therefore not included in the Scope of Work attached as part of EXHIBIT C) for your use at the Premises in case of a threat of hurricane, tropical storm, or other adverse weather conditions. You agree to store the hurricane shutters in the Premises in accordance with Landlord's reasonable recommendations and you shall be solely responsible for the maintenance and protection of the hurricane shutters, and the replacement of the hurricane shutters in the event of damage, theft or loss. If there is a hurricane warning or other threat mandating the installation of hurricane shutters, it shall be your sole responsibility to promptly install the hurricane shutters and to then remove the hurricane shutters after the weather threat has passed. Hurricane shutters shall be installed on the pre-existing bolts properly installed by Landlord for such purposes and you will not be permitted to drill or install other bolts, nails or other devises in to the exterior of the Building. You shall be solely responsible to monitor weather reports and Landlord shall have no duty to advise you of threat of hurricane, tropical storm or other adverse weather condition nor shall Landlord have any duty or obligation to assist or instruct in your installation or removal of the hurricane shutters. Upon the expiration or earlier termination of the Lease, you shall return the hurricane shutters to Landlord in substantially the same condition in which such hurricane shutters were received, ordinary wear and tear excepted.

                                  ARTICLE VIII
                             LANDLORD'S OBLIGATIONS

         8.01 REPAIRS AND MAINTENANCE. (a) Landlord shall maintain, repair and replace when needed the structural portions of the Building, including roof, foundation, and walls, and Landlord shall perform when needed the regular mowing of any grass, trimming, weed removal and general landscape maintenance, exterior painting, exterior lighting, exterior signs (other than your signage) and common sewage plumbing and the maintenance of all paved areas including driveways and alleys. You shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs, or maintenance or the curing of such defect for which Landlord is responsible under the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store front or office entry.

                  (b) Landlord covenants to comply with any and all laws, statutes, ordinances and regulations, federal, state, county or municipal, now or hereinafter in force applicable to the making of repairs to the Common Areas expressly required to be made by Landlord pursuant to the terms of this Lease, or of changes, alterations or improvements therein, ordinary or extraordinary, seen or unforeseen.

         8.02 COVENANT OF QUIET ENJOYMENT. Landlord covenants that it now has good fee simple title to the Building, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, mortgages now or hereafter of record, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full authority and right to enter into this Lease and that upon paying the Rent and other charges herein set forth and performing your other covenants and agreements herein set forth, you shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord or anyone other than a Superior Mortgagee claiming superior title to Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect you from interference or disturbance by other tenants or third persons; however, and provided that Landlord makes such reasonable efforts, Landlord shall not be liable for any such interference or disturbance, nor shall you be released from any of the obligations of this Lease because of such interference or disturbance.

                                   ARTICLE IX
                             ALTERATIONS AND SIGNAGE

         9.01 ALTERATIONS. You agree that you will not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent, as to interior, nonstructural alterations, shall not be unreasonably withheld, delayed or conditioned. If Landlord shall consent to any alterations, additions or improvements proposed by you, you shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and all requirements of Landlord's and your insurance policies and only in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. You may, without the consent of Landlord, but at your own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as you may deem advisable, without altering the basic character of the Building and without overloading the floor or damaging the Building, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All shelves, bins, machinery and trade fixtures installed by you may be removed by you prior to the termination of this Lease if you so elect, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord and upon any such removal you agree to repair any damage to the Premises caused by such removal. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building. Notwithstanding the foregoing, you may make without Landlord's prior consent but only after written notice to Landlord, non-structural alterations which do not require the issuance of a building permit. As to any alteration that does not require Landlord's consent, you will provide Landlord with advance notification of the making of the alteration.

         9.02 ACCOUNTING FOR COST OF ALTERATIONS. As soon as is practical immediately following the completion of any improvements made to the Premises by you, you shall submit to Landlord an itemized statement setting forth the cost of such improvements. Within ninety (90) days of the request of Landlord from time to time made but not more than once in any one calendar year (unless such additional request results from a change in Landlord's insurance carrier), you shall provide Landlord with a written appraisal of the then current replacement value of the improvements to the Premises made by you. Your failure to submit such written appraisal shall not be an Event of Default, and instead, Landlord shall have the right to estimate the current replacement value of such improvements and any such estimate provided to Landlord's insurance carrier shall be binding upon you to the extent such improvements are covered under insurance required to be maintained by Landlord.

         9.03 SIGNS AND WINDOW TREATMENT. You shall be permitted, at your cost and expense, to install exterior identification sign(s) on the Building in place(s) reasonably acceptable to Landlord provided that such signage conforms with signage criteria that Landlord has promulgated or is currently in the process of promulgating for the Development and provided that such signage is in compliance with all applicable codes and ordinances. Notwithstanding the foregoing, the number of exterior identification signs that you will be permitted to install on the fascia of the Building will be governed by the applicable codes and ordinances if Landlord's signage criteria is more restrictive than the applicable codes and ordinances. Such signage shall be maintained by you in good condition and repair during the term and removed by you upon termination of this Lease at which time you shall repair any damage to the Premises caused by such removal. Landlord may from time to time require you to change your identification signage to conform to a revised standard for the industrial portions of the Development provided that such revised standard is uniformly applied to all industrial tenants of the Development, provided Landlord pays the cost of removing and replacing such signage. You shall not be permitted to install monument, pylon or pole signage on any part of the Realty.

                                    ARTICLE X
                           LANDLORD ACCESS TO PREMISES

         Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, insurance adjustors or tenants, and making such alterations, repairs, improvements or additions to Building as Landlord may reasonably deem advisable or necessary. Landlord may at any time place on or about the Building any ordinary "For Sale" signs and Landlord may at any time during the last 270 days of the term hereof place on or about the Building any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of Rent or liability to you. Notwithstanding anything in the preceding to the contrary, Landlord's right to enter the Premises without your consent for the purpose of showing the Premises to prospective tenants will be limited to the period beginning 270 days immediately preceding the last day of the term. You shall have the right to have your representative accompany Landlord with respect to any entry onto the Premises, and in any event Landlord shall comply with your reasonable security procedures.

                                   ARTICLE XI
                            ASSIGNMENT AND SUBLETTING

         11.01 REQUIREMENT OF LANDLORD CONSENT. (a) You shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Any attempted assignment, subletting, transfer or encumbrance by you in violation of the terms and covenants of this Section shall be void. If Landlord consents to an assignment or subletting, as a condition thereto which the parties agree is reasonable, you shall pay to Landlord fifty percent (50%) of any Transfer Premium. These covenants shall run with the land and shall bind you and your successors and assigns. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve you of your liability and obligations hereunder. Upon the occurrence of an Event of Default, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, may at Landlord's option collect directly from such assignee or subtenant all rents becoming due to you under such assignment or sublease and apply such rent against any sums due to Landlord for you hereunder, and no such collection shall be construed to constitute a novation or a release of you from the further performance of your obligations hereunder. Any assignee, sublessee or transferee of your interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming your obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of the immediately preceding sentence.

                  (b) If you or your parent company are not a publicly traded corporation or a publicly traded limited partnership, then a change in control shall constitute an assignment requiring Landlord's consent. The transfer of 50% or more of your stock, if you are a corporation, or a change in 50% or more of your partners, if you are a general partnership or limited partnership, or a change in your general partner if you are a limited partnership, shall constitute a change in control for this purpose, requiring Landlord's consent.

                  (c) Except if permitted  pursuant to Section  11.01(b)  and/or
Section 11.05, your involvement in a merger transaction, if you are not the surviving corporation in the merger or if the surviving entity in the merger is not a publicly traded entity or a non publicly traded entity whose net worth immediately after the merger is not at least equal to the larger of your net worth or the net worth of any guarantor of this Lease, shall be considered an assignment of this Lease requiring Landlord's consent.

         11.02 EFFECT OF UNCONSENTED TO ASSIGNMENT OR SUBLETTING. An assignment or subletting of your interest in this Lease without Landlord's specific written prior consent (where Landlord's consent is required pursuant to the terms of this Lease) shall be an Event of Default curable after a ten day notice period and in addition to all rights and remedies available to Landlord under this Lease, and if Landlord does not elect to terminate the Lease, Landlord shall have the right to increase the monthly base rent to the Holdover Rent amount as if you were holding over during any period of time such unconsented to assignee or subtenant is in possession of any or all of the Premises.

         11.03 SUB-LEASE TERMINATION: MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by you, the mutual termination or cancellation hereof, or a termination hereof by Landlord for an uncured Event of Default by you, shall automatically terminate any sublease or lesser estate in the Premises, provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within fifteen (15) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

         11.04 THIRD PARTY PAYMENTS. You acknowledge that Landlord may not fully scrutinize and examine each Rent or other payment to see that the check submitted in payment is your check and not a third party check. Accordingly, if a third party check is tendered for payment of Rent or any other payment due under this Lease from you, and if such payment is accepted by Landlord, such acceptance shall not confer any rights upon the third party payor or entitle the third party payor to make a claim as an assignee or subtenant of yours nor shall such acceptance entitle the third party payor to occupy the Premises or create a landlord/tenant relationship between the third party payor and Landlord.

         11.05 ASSIGNMENT TO AN AFFILIATE.  Notwithstanding  anything in Section
11.01 to the contrary, you shall have the right to assign your leasehold interest in the Premises to an Affiliate without Landlord's consent provided that (i) you provide Landlord with advance written notice of the assignment;
(ii) you provide Landlord, in advance, with proof that the Affiliate has all insurance in place required to be maintained under this Lease including naming Landlord as an additional insured; (iii) you provide Landlord, in advance, with a fully executed assignment and assumption of lease document reasonably acceptable to Landlord including an acknowledgment that such assignment does not release you from liability; and (iv) you provide Landlord with an administrative charge payment of $700.00 to reimburse Landlord for the administrative and legal costs Landlord can reasonably be expected to incur regarding such assignment.

         11.06 SUBLETTING TO AN AFFILIATE.  Notwithstanding  anything in Section
11.01 to the contrary, you shall have the right to sublet all or a portion of the Premises to an Affiliate without Landlord's consent provided that (i) you provide Landlord with advance written notice of the subletting; (ii) you provide Landlord, in advance, with proof that the Affiliate has all insurance in place required to be maintained under this Lease including naming Landlord as an additional insured; (iii) you provide Landlord, in advance, with a fully executed sublease reasonably acceptable to Landlord; and (iv) you provide Landlord with an administrative charge payment of $700.00 to reimburse Landlord for the administrative and legal costs Landlord can reasonably be expected to incur regarding such subletting.

         11.07 CHANGE IN PERMITTED USE. Landlord will not unreasonably withhold, delay or condition its consent to a change in Permitted Use made in connection with a request for consent to an assignment or subletting transaction.

                                   ARTICLE XII
                                    INSURANCE

         During the term of this Lease, Landlord and you shall carry and maintain the following types of insurance and in the amounts specified in this Article, all as follows:

         12.01 FIRE AND CASUALTY DAMAGE. Landlord agrees to maintain insurance covering the Building in an amount not less than full insurable value (subject to any applicable deductible) insuring against loss or damage by fire and other hazards included within the term "special causes of loss", "all risk" or
"extended coverage" and against such other hazards as Landlord may deem advisable or which a Superior Mortgagee requires. Such insurance will not, however, insure your personal property. Subject to the provisions of subparagraph 13.01(c) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

         12.02 PERSONAL PROPERTY. You shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at your sole cost and expense, insuring all personal property situated within the Premises against loss or damage by fire and other hazards included within the term "special causes of loss", "all risk" or "extended coverage" and against such other hazards as Landlord may reasonably require in the full insurable value. Landlord consents to you self insuring this risk, provided, however, for purposes of
Section 12.06 the amount of insurance proceeds shall be deemed to equal the amount of your loss.

         12.03 TENANT'S LIABILITY INSURANCE. You shall procure and maintain throughout the term of the Lease an industry-standard policy or policies of commercial general liability insurance, at your sole cost and expense, insuring you and Landlord(and, if requested by Landlord, insuring the Superior Mortgagee) as an additional insured, against your operations in and maintenance and use of the Premises and your liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $5,000,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect to property damage or destruction, including loss of use thereof. The foregoing coverages shall be in any combination of primary insurance, supplemental insurance and blanket insurance (see Section 12.07 for blanket insurance provisions). If Landlord has

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

also obtained commercial liability insurance, then the insurance required to be maintained by you pursuant to this Section shall be primary and non contributing with respect to any policies carried by Landlord and any coverage carried by Landlord shall be excess insurance.

         12.04 WORKERS' COMPENSATION AND EMPLOYER LIABILITY INSURANCE. You shall procure and maintain throughout the term of the Lease a policy or policies of insurance, at your sole cost and expense, all workers' compensation coverage as required by law and employer's liability insurance.

         12.05 PROOF OF INSURANCE. Insurance required to be procured and maintained by you pursuant to this Article shall be procured by you from responsible insurance companies reasonably satisfactory to Landlord. Certificate(s) of insurance reasonably acceptable to Landlord evidencing your compliance with the provisions of Sections 12.02, 12.03 and 12.04 shall be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, updated certificate(s) of insurance shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

         12.06 WAIVER OF SUBROGATION. To the maximum extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and you each waive any right to recover against the other on account of any and all claims Landlord or you may have against the other with respect to property insurance actually carried, or required to be carried hereunder (including permitted self insurance), to the extent of the proceeds (and deductible) realized from such insurance coverage. Notwithstanding the preceding, if the damage or destruction to the Building was caused by your negligence, then you agree, upon demand, to reimburse Landlord for the deductible expended by Landlord under Landlord's policy of insurance (but not in excess of $20,000) to repair or rebuild the Building or part thereof after such damage or destruction.

         12.07 TENANT BLANKET INSURANCE. With respect to insurance required to be maintained by you pursuant to this Lease, you shall have the right to utilize a "blanket" or "umbrella" policy of insurance, provided that you provide Landlord with satisfactory evidence that (i) Landlord is an additional insured under such blanket or umbrella policy, (ii) such blanket or umbrella policy expressly references the Premises as an insured location, and (iii) such blanket or umbrella policy contains a guaranteed amount of insurance for the Premises, which guaranteed amount shall equal or exceed the amounts of coverage required under this Lease.

                                  ARTICLE XIII
                            CASUALTY AND CONDEMNATION

         13.01 DAMAGE OR DESTRUCTION. (a) If the Building should be totally destroyed by fire, tornado or other casualty, or if the Building should be so damaged thereby that rebuilding or repairs cannot in Landlord's reasonable estimation be completed within the Restoration Period, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                  (b) If the Building  should be damaged by any peril covered by insurance to be provided by Landlord under Section 12.01, but only to such extent that rebuilding or repairs can in Landlord's reasonable estimation be completed within the Restoration Period, or if the rebuilding or repairs cannot in Landlord's reasonable estimation be completed within the Restoration Period, but the parties nonetheless agree to continue this Lease pending Landlord's completion of the reconstruction, then this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by you except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the Lease exclusive of any option which is unexercised at the time of such damage (unless you exercise the option within thirty (30) days of the date of damage or destruction). If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If Landlord should fail to complete the repairs and rebuilding within the Restoration Period, you may, at your option, terminate this Lease by delivering written notice of termination to Landlord as your exclusive remedy, whereupon all rights and or obligations hereunder shall cease and terminate. Should construction be delayed because of changes, deletions, or additions in construction requested by you, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the Restoration Period shall be extended for the time Landlord is so delayed, but not to exceed ninety (90) days.

                  (c) Notwithstanding anything herein to the contrary and if the cost of restoration exceeds $300,000, if a Superior Mortgagee requires that the insurance proceeds be applied to the indebtedness secured by a mortgage encumbering the Building, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to you within fifteen (15) days after such requirement is made by the Superior Mortgagee, whereupon all rights and obligations hereunder shall cease and terminate.

         13.02 CONDEMNATION. If the whole or any substantial part of the Building or if the whole or any substantial part of the Common Areas (the Building and Common Areas are singularly or collectively referred to in this Section as the "PROJECT") should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate effective when the legal taking or private purchase in lieu thereof shall occur. If less than the whole or less than a substantial part of the Project is thus taken or sold, and if the Rent would be reduced pursuant to the next sentence to an amount that is equal to or less than 80% of the amount payable before the taking, then either party may nonetheless terminate this Lease by giving written notice to the other in which event this Lease shall terminate effective when the legal taking or private purchase in lieu thereof shall occur. If this Lease is not terminated upon such taking or private sale in lieu thereof, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Project to a condition suitable for your use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances. All amounts awarded from the legal taking or private purchase in lieu thereof shall belong to Landlord and you shall not be entitled to and you expressly waive any claim to any of such proceeds, provided, however, you shall be entitled to pursue a separate claim for your trade fixtures and improvements paid for by you and for relocation expenses.

                                   ARTICLE XIV
                              LANDLORD'S LIABILITY

         14.01 LIABILITY AND INDEMNIFICATION. (a) If the waiver of subrogation provisions of Section 12.06 are not applicable, Landlord shall nonetheless not be liable to you for any damage to property on or about the Premises unless caused by or resulting from the gross negligence or intentional wrongful act of Landlord or its agents, servants or employees in the operation or maintenance of the Premises or the Development, subject to the doctrine of comparative negligence in the event of contributory negligence on your part or on the part of your agents, employees or servants. In no case will a Superior Mortgagee be liable to you for injury, damage or loss caused by Landlord, regardless of the cause. In those cases specified above where Landlord is liable to you for damage to your property, Landlord's liability is limited to the replacement value of the property damaged. In no case will Landlord be liable to you for incidental or consequential damages or for lost profits.

                  (b) You agree to indemnify Landlord and hold Landlord harmless from and against all claims, actions, damages, liability, and expenses which may arise in connection with bodily injury or loss of life to persons while at the Premises if the injury or loss of life was occasioned totally or in part by any negligent or wrongful intentional act by you or by your agents, contractors, servants or employees. Your indemnification obligation under this paragraph shall not, however, apply to the extent the injury or loss of life was due to the negligent or wrongful intentional act of Landlord. In no case will you be liable to Landlord for incidental or consequential damages or for lost profits resulting from damage to Landlord's property.

                  (c) You agree to indemnify Landlord and hold Landlord harmless from and against all claims, actions, damages, liability, and expenses which may arise in connection with damage to the property of third persons if the property is damaged while at the Premises and if the damage was occasioned totally or in part by any negligent or wrongful intentional act by you or by your agents, contractors, servants or employees. Your indemnification obligation under this paragraph shall not, however, apply to the extent the damage to third persons property was due to the negligent or wrongful intentional act of Landlord.

                  (d) In case a party (the "INDEMNIFIED PARTY") shall, without any fault on its part, be made a party to any litigation commenced by or against the other party (the "INDEMNIFYING PARTY") in connection with the Premises, the Indemnifying Party hereby agrees to hold the Indemnified Party harmless and further agrees to pay all costs, expenses, and reasonable attorney's fees which may be incurred by the Indemnified Party in connection with such litigation. Notwithstanding, Landlord's obligation as an Indemnifying Party shall only apply to those causes of action which arise while Landlord is the owner of the Building and Landlord's obligations under this paragraph shall not be binding upon a Superior Mortgagee except for acts occurring while the Superior Mortgagee

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

is landlord hereunder after a Succession (as defined in Section 18.03)

         14.02 TENANT REMEDIES (INCLUDES LIMITED SELF HELP REMEDY). In the event of any default by Landlord, your exclusive remedy shall be an action for damages or for specific performance or other injunctive relief if specific performance or injunctive relief is a commercially reasonable remedy given the circumstances, but prior to any such action you must give Landlord written notice specifying such default, and Landlord shall thereupon have thirty days in which to cure such default, or if the nature of such default is such that it is not reasonably susceptible of cure within the thirty day period, to commence to cure such default within such thirty day period and to thereafter proceed diligently to cure such default. Unless and until Landlord fails to cure such default as aforesaid, you shall not have any remedy or cause of action by reason thereof. Notwithstanding the preceding, if Landlord fails to perform or to commence to perform and to proceed diligently thereafter to completion, its obligations under Section 8.01 within a commercially reasonable period of time considering the failure of performance after written notice from you, then upon advance written notice received from you, you may perform such obligations yourself whereupon Landlord shall reimburse you for your actual cost to perform the obligation.
         14.03 LIMITATION ON LIABILITY. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default you shall recover a money judgement against Landlord, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgement and levied thereon against the right, title and interest of Landlord in the Realty and out of the rents or other income from the Realty receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Realty, subject, nevertheless, to the rights of a Superior Mortgagee, and neither Landlord nor any of the stockholders, partners or members comprising the entity which is Landlord herein shall be liable for any deficiency.

                                   ARTICLE XV
                                 TENANT DEFAULT

         Upon the occurrence of an Event of Default and in addition to all rights or remedies afforded to Landlord elsewhere in this Lease or at law or in equity, Landlord shall have the following rights and remedies:

         15.01 RETAKE POSSESSION OF THE PREMISES AND OR TERMINATION. Upon the occurrence of an Event of Default, Landlord shall have the immediate right to reenter the Premises after process of law to dispossess you and all other occupants from the Premises and remove and dispose of all property situated within the Premises, or at Landlord's election, to store such property in a public warehouse or elsewhere at your cost and for your account, without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, so long as Landlord acts reasonably and in accordance with process of law. Upon the occurrence of any such Event of Default, Landlord shall also have the right, at its option, in addition to and not in limitation of any other right or remedy available under this Lease or at law or in equity, to terminate this Lease by giving you notice of cancellation and upon the mailing of such notice, this Lease and the Term shall end and

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

expire as fully and completely as if the date of said notice were the date herein definitely fixed for the end and expiration of this Lease and the Term and thereupon, unless Landlord shall have previously elected to reenter the Premises, Landlord shall have the immediate right of reentry in the manner aforesaid, and you and all other occupants shall quit and surrender the Premises to Landlord but you shall remain liable to Landlord as set forth herein. No reentry or taking possession of the Premises or acceptance of keys to the Premises voluntarily given by you following an Event of Default, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to you or unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Notwithstanding any retaking of possession for your account or reletting for your account, Landlord may at any time thereafter elect to terminate this Lease.

         15.02 RELETTING OF THE PREMISES. If by reason of the occurrence of an Event of Default, the Term shall end before the date originally fixed herein, or if by reason of an Event of Default Landlord retook possession of the Premises without an early termination of the Lease and the Term, or if you are ejected, dispossessed, or removed from the Premises by summary proceedings or in any other manner as a result of an Event of Default, Landlord at any time thereafter may relet all or a part of the Premises, either in the name of Landlord or as agent for you, for a term or terms which, at Landlord's option may be less than or exceed the period of the remainder of the Term or which otherwise would have constituted the balance of the Term had such Term not been sooner terminated and grant concessions and free Rent. Except as may otherwise expressly be required under applicable law, Landlord shall in no event be liable in any way for Landlord's failure to relet the Premises or to collect any rent receivable from such reletting. Landlord is hereby authorized and empowered to make such repairs, alterations, subdivisions or other preparations for the reletting of the Premises as Landlord reasonably deems fit, advisable and necessary, without in any way releasing you from any liability hereunder. Landlord shall receive the rents from such reletting and apply the same, first, to the payment of any monetary obligation due under this Lease other than Rent, second to the payment of any expenses as Landlord may have incurred in connection with reentering, ejecting removing, dispossessing, reletting, altering, repairing, subdividing or otherwise preparing the Premises for reletting, including reasonable brokerage and reasonable attorney fees, and the residue, if any, Landlord shall apply to your fulfillment of the terms, conditions and covenants hereunder and you waive any right to the surplus, if any. The residue, if any, is herein referred to as the "net rents received by Landlord from reletting".

         15.03 DAMAGES FOR RENT. In addition to any damages for unpaid Rent and any additional rent that accrues up until the time that Landlord regains possession of the Premises, you shall be liable for and shall pay to Landlord as damages any deficiency between the Rent reserved herein and the net rents received by Landlord from reletting, if any, for each month of the period which otherwise would have constituted the balance of the Term. You shall pay such deficiency on an accelerated basis as provided for herein or, at Landlord's sole option, in monthly installments on the due date for such Rent installment as specified in this Lease, and any suit or proceeding brought to collect the deficiency for any month, either during the Term or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding. Unless Landlord elects to forego the acceleration of Rent, accelerated Rent shall be calculated as the present value of the Rent due for the remainder of

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

the Term, or, in the case of a termination, which would have been due for the remainder of the Term had such Term not been sooner terminated as a result of the Event of Default. For these purposes, the discount rate to be used for purposes of calculating the present value shall be the average rate established and announced for United States Treasury Bills, with a maturity of thirteen weeks at the four weekly auctions held immediately prior to the date that Landlord obtained possession of the Premises. Landlord shall, however, account to you for the net rents received by Landlord from reletting on a monthly basis only if you have paid to Landlord the damages recoverable by Landlord from you as provided for herein and only to the extent of such payments.

Notwithstanding anything herein to the contrary, Landlord agrees that any final judgement for damages that it obtains for accelerated Rent will contain a restriction that will prohibit Landlord from enforcing collection on the portion of the judgement amount attributable to the discounted amount of accelerated Rent that is more than twenty four months from the date of collection, e.g., if the judgement amount includes accelerated Rent for 72 months, discounted, then Landlord would initially be entitled to only take collection action with respect to one-third (1/3) of the portion of the judgement amount attributable to accelerated Rent, and each succeeding month thereafter Landlord would be entitled to only take collection action with respect to an additional one-seventy second (1/72) of the portion of the judgement amount attributable to accelerated Rent.

         15.04 LANDLORD'S SELF HELP REMEDY. If an Event of Default occurs and if Landlord elects not to reenter the Premises to take possession, then notwithstanding, Landlord shall have the right to enter upon the Premises, without being liable for prosecution or any claim for damages therefore, and do whatever you were obligated to do under the terms of this Lease to cure the Event of Default, and you agree to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with your obligations under this Lease, and you further agree that Landlord shall not be liable for any damages resulting to you from such action, whether caused by the negligence of Landlord or otherwise.

         15.05 LATE CHARGES/NSF CHECKS. If you fail to pay any installment of Rent hereunder as when such installment is due, or if you fail to pay any additional rent or any other payment required to be made by you to Landlord hereunder, then to help defray the additional cost to Landlord for processing such late payment, you agree to pay to Landlord a late charge in an amount equal to five (5%) percent of such installment or payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. If your check, given to Landlord in payment, is returned by the bank for non-payment, you agree to pay all expenses incurred by Landlord as a result thereof. Notwithstanding, as to the first six late payments only occurring during any one calendar year, the late charge will not be assessed if payment is made within five (5) days of written notice of non payment.

         15.06 WAIVER. No waiver by Landlord of an Event of Default by you shall be deemed a waiver of any other, term, covenant or condition hereof, or of any subsequent Event of Default by you of the same or any other term, covenant or condition hereof.

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

                                   ARTICLE XVI
                           RIGHTS RESERVED TO LANDLORD

         In addition to any other rights reserved to Landlord pursuant to this Lease, Landlord reserves and may exercise the following rights without affecting your obligations hereunder: (a) to change the street address of the Building or the name of the Development provided that Landlord reimburses you for all of your reasonable out of pocket costs and expenses for new stationary and business cards and catalogues.

                                  ARTICLE XVII
                                     Omitted

                                  ARTICLE XVIII
                ESTOPPEL STATEMENT, SUBORDINATION AND ATTORNMENT

         18.01 ESTOPPEL STATEMENT. You shall, without charge, at any time and from time to time, within ten (10) business days after receipt by you of written request made by Landlord or made by any Superior Mortgagee (or prospective Superior Mortgagee), deliver, in recordable form, a duly executed certificate or statement to the party requesting said certificate or statement or to any other person, firm, corporation or other entity designated by Landlord, certifying:
(a) that this Lease is unmodified and in full force and effect, or, if there has been any modification, that the same is in full force and effect as modified, and stating any such modification; (b) the Commencement Date, Rent Commencement Date and Expiration Date of this Lease; (c) that Rent is paid currently without any offset or defense thereto (if correct); (d) the dates to which Rent has been paid, and the amount of Rent, if any, paid in advance; (e) whether or not, to the best of your knowledge, there is then existing any claim of Landlord's default hereunder and, if so, specifying the nature thereof; and (f) any other matters relating to the status of this Lease as shall be reasonably requested from time to time; provided that, in fact, such facts are accurate and ascertainable. The provisions of this Section 18.01 shall be deemed to be reciprocal with respect to estoppel certificates requested by you to be executed and delivered by Landlord.

         18.02 SUBORDINATION. You are accepting this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Building or the Premises, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have your interest in this Lease superior to any such instrument, then by notice to you from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. You shall at any time hereafter within ten days of demand, execute any instruments, releases or other documents which may be required by any Superior Mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

Notwithstanding the preceding, your subordination obligation is conditioned on the Superior Mortgagee agreeing in writing that during the term of this Lease and any extended term thereof, so long as you are not in default under this

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

Lease beyond applicable notice and cure periods, your possession of the Premises shall not be disturbed and your rights and privileges under this Lease shall not be diminished or interfered with by the Superior Mortgagee upon any proceeding to foreclose a mortgage, and the Superior Mortgagee will not join you as a party defendant in any proceeding to foreclose the mortgage for the purpose of terminating the Lease.

Without limiting the generality of the preceding paragraph, after written request is made by you from time to time, Landlord will use reasonable efforts to obtain from the then Superior Mortgagee a Subordination, Non-Disturbance and Attornment Agreement in a form reasonably acceptable to you, provided that you pay any Superior Mortgagee fees and costs incurred in connection with the negotiation of such instrument (to the extent you request changes from the Superior Mortgagee's standard form) and provided that Landlord shall not be in breach of this Lease if the Superior Mortgagee refuses to change its standard form.

Landlord represents that except for the mortgage held by the Superior Mortgagee, there are no mortgages or ground leases in effect with respect to the Building as of the Effective Date.

         18.03 ATTORNMENT. If a Superior Mortgagee or any other party succeeds to the interest of Landlord under the Lease in any manner, including but not limited to foreclosure, exercise of any power of sale, succession by deed in lieu or other conveyance (a "SUCCESSION"), then upon written notice from the Superior Mortgagee or other party succeeding to the interest of Landlord under the Lease (the "NEW LANDLORD"), you will attorn to and be bound to the New Landlord upon such Succession and will recognize the New Landlord as the landlord under the Lease. Such attornment is effective and self-operative without the execution of any further instrument. Upon the request of the New Landlord, you will sign and deliver any instruments reasonably requested to evidence such attornment. You waive the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give you any right or election to terminate or otherwise adversely affect the Lease and your obligations hereunder as a result of any such Succession. Upon any Succession, the New Landlord shall not be (a) liable for any act or omission of the Landlord under the Lease occurring prior to the Succession (except for the obligation to perform the improvement obligations of Landlord pursuant to this Lease and except for the obligation to perform ongoing maintenance and repair obligations of Landlord pursuant to this Lease), (b) subject to any offsets or defenses which you may have against Landlord arising or occurring prior to the Succession (except that the New Landlord is required to cure any non monetary defaults of Landlord that continue after a Succession), or (c) bound by any rent or additional rent which you may have paid to Landlord for more than the current month.

         18.04 SUPERIOR MORTGAGEE CURE RIGHTS. No act or failure to act on the part of Landlord which would entitle you, under the express terms of this Lease or by law, to be relieved of your obligations under this Lease or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless, as to any Superior Mortgagee that you have been provided a notice address for: (i) You have given notice by certified mail, return receipt requested, to the Superior Mortgagee; and (ii) you offer the Superior Mortgagee an opportunity to cure such default within thirty (30) days next following receipt of such notice, or if such default cannot be cured within thirty days, to commence to cure the default within the thirty day period and to proceed diligently thereafter to cure the default.

         18.05 REMEDIES. Your failure to execute any statements or instruments necessary or desirable to effectuate the foregoing provisions of this Article within the time limits specified in this Article (which time limits are not subject to any grace period), shall constitute an Event of Default. In the event of such failure, Landlord, in addition to any other rights or remedies it might have, shall have the right by not less than ten (10) days' notice to you, unless you cure such failure within the ten day period, to declare this Lease terminated and the term ended, in which event this Lease shall cease and terminate on the date specified in such notice with the same force and effect as though the date set forth in such notice were the date originally set forth herein and fixed for the expiration of the term; upon such termination you shall vacate and surrender the Premises, but shall remain liable for all obligations arising during the original stated term as provided in this Lease by reason of said Event of Default.

                                   ARTICLE XIX
                                 MECHANICS LIENS

         You (the Tenant) shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with you, including those who may furnish materials or perform labor for any construction or repairs and nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to liens for improvements made by you and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to you by this instrument. You covenant and agree that you will pay or cause to be paid all sums legally due and payable by you on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that you will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. You agree to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs or reconstruction of or to the Premises, you and the Landlord each agree and confirm that: (i) Landlord has not consented nor will Landlord ever consent to the furnishing of any labor or materials to the Premises that would or may result in any mechanic's or materialman's lien attaching to Landlord's interest in the Premises; (ii) You are not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs or reconstruction; and (iii) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs or reconstruction are accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor or materials in connection therewith. No one furnishing labor or materials to or for your account shall be entitled to claim any lien against the interest of Landlord in the Premises and such entities shall look solely to you and your leasehold interest under this Lease for the satisfaction of any such claims.

You shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by you in the Premises. If any such taxes for which you are liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by you in the Premises, and Landlord elects to pay the taxes based on such increase, you shall pay to Landlord upon demand that part of such taxes.

                                   ARTICLE XX
                                     NOTICES

         Each provision of this Lease with reference to the sending, mailing or delivery of any notice shall be deemed to be complied with when and if the following steps are taken:

         (a) Unless specifically stated to the contrary in this Lease, any notice, demand, request or other instrument which may be or is required to be given by you under this Lease or by law shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid or by recognized overnight delivery service, and shall be deemed to have been given upon receipt (or refusal of delivery) of same by Landlord; or, if required to be given by Landlord under this Lease or by law, such notice, demand, request or other instrument shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight delivery service, and shall be deemed to have been given upon receipt (or refusal of delivery) of same by you; and shall be addressed (a) if to Landlord c/o Premier Commercial Realty, Inc., 2100 Park Central Boulevard North, Suite 900, Pompano Beach, Florida 33064 or at such other address as Landlord may designate by written notice, together with copies thereof to such other parties designated by Landlord; or (b) if to you at the Premises address, Attention: General Manager, with a copy of all notices also sent to you at 555 Westbury Avenue, Carle Place, New York 11514, Attention: David H. Brooks, and to 400 Post Avenue, Suite 303, Westbury, New York 11590, Attention: David H. Brooks; or such other address as you shall designate by written notice, provided, however, prior to the Commencement Date, notices shall be sent only to the foregoing New York addresses (and not to the Premises).

         (b) If and when included within the term "Landlord", or "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

                                   ARTICLE XXI
                                  MISCELLANEOUS

         21.01 Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         21.02 The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder so long as the grantee or successor has assumed in writing Landlord's obligations hereunder arising from and after the date of transfer. Nothing herein contained shall give any other tenant in the Building any enforceable rights either against Landlord or you as a result of the covenants and obligations of either party set forth herein. If there is more than one tenant, your obligation shall be joint and several. Any indemnification of Landlord shall also include or be exercisable by Landlord's agents and employees.

         21.03 The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         21.04 This Lease constitutes the entire understanding and agreement between you and the Landlord with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and you with respect thereto. You and the Landlord each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or you, or anyone acting on behalf of Landlord or you, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. You have not relied upon any representation of Landlord or its agents, other than items contained in this Lease, as an inducement to enter into this Lease. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or you unless reduced to writing and signed by each party (which signatures may be by facsimile transmission and such facsimile transmission shall be deemed to be an original as to any such alteration, amendment, change or addition to this Lease).

         21.05 All of your obligations not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term, and prior to you vacating the Premises, you shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation heating and air conditioning systems and equipment therein, in its Exit Condition. Any work required to be done by you prior to your vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to you at cost, which cost may include any reasonable construction management fee required to be paid by Landlord to Landlord's property manager. All such amounts shall be used and held by Landlord for payment of your obligations hereunder, with you being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to you after all such obligations have been determined and satisfied, as the case may be.

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

         21.06 If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall if affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease, a clause, phrase, provision or portion which is valid.

         21.07 Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to you of an executed copy hereof signed by Landlord, already having been signed by you, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Execution of this Lease by you shall be irrevocable for a period of five (5) business days immediately following delivery to Landlord. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from you until such time as you have paid to Landlord the first month's Rent as required hereunder, and the Security Deposit required hereunder and delivered to Landlord the certificate(s) of insurance required to be provided by you hereunder.

         21.08 Whenever a time period is prescribed for action to be taken by a party, such party shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of such party, provided, however, that nothing contained in this paragraph shall be construed to extend the required date of payment or any grace period for any payment of Rent or any other payment required to be paid pursuant to this Lease or to extend the last day that a Renewal Notice may be timely delivered or extend the Required Phase 1 Delivery Date or Required Phase 2 Delivery Date beyond the dates specified in the definitions of same.

         21.09 If you are not a publicly traded company (or if this Lease is guaranteed by a guarantor, if the guarantor is not a publicly traded company)and if Landlord desires to finance, refinance, or sell the Building, the Development or any part thereof, you agree to, at the request of Landlord, deliver to any potential lender or purchaser designated by Landlord such financial statements of yours as may be reasonably required by such lender or purchaser, including but not limited to your financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

         21.10 Each party represents and warrants to the other that such party has dealt with no broker, agent or other person in connection with this transaction, and that no broker, agent or other person brought about this transaction, other than Landlord's Broker and Tenant's Broker and each party agrees to indemnify and hold the other harmless from and against any and all claims to pay any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction.

         21.11 Landlord and you each waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on

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any  matter  arising  out  of or in any  way  connected  with  this  Lease,  the relationship of Landlord and you or your use and occupancy of the Premises.

         21.12 Notwithstanding anything to the contrary contained in this Lease, if any party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding shall be entitled to reasonable attorneys' fees and court costs at all levels before, during and after trial, and on appeal.

         21.13 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

         21.14 The parties acknowledge that each has read this Lease, consulted with an attorney regarding its terms, and agrees with its terms as though that party had drafted this Lease itself. The parties agree that although this Lease was, by necessity, printed and assembled by Landlord and drafted by Landlord's attorney, this Lease reflects the terms as agreed to by the parties and that if a term or provision of this Lease is considered ambiguous, neither party shall be considered the draft person for the purpose of causing the terms of this Lease to be construed against that party.

         21.15 This Lease shall be construed in accordance with and governed by the laws of the State of Florida.

         21.16 If either Landlord or you excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied.

         21.17 Neither party shall record this Lease. However, after the execution of this Lease, the parties shall execute in recordable form a Memorandum of Lease in form and content reasonably acceptable to both parties hereto (but not to include the Rent payable hereunder) and Landlord shall, at its expense, record such memorandum in the Public Records of Broward County, Florida. Such memorandum shall appoint Landlord as your attorney in fact to execute and record a termination if the term of this Lease expires or is earlier terminated.

                                  ARTICLE XXII
                            PUBLIC ACCOMMODATION LAWS

         Responsibility for compliance of the Premises with any and all Public Accommodation Laws is hereby allocated among the parties as follows: (i) Landlord shall be responsible for providing that the Common Areas and the Interior Modifications are in compliance with the Public Accommodations Laws; and (ii) you shall be responsible for compliance with the Public Accommodations Laws with respect to any special use of the Premises by you and with respect to any alterations or improvements made to the Premises by you. You agree to complete any and all alterations, modifications or improvements to the Premises necessary in order to comply with all Public Accommodation Laws during the term of this Lease if the responsibility for compliance has been allocated to you under this Section. Each party shall indemnify, defend and hold harmless the

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

other from and against any and all claims, liabilities, fines, penalties, losses and expenses, including attorneys fees, arising in connection with such party's failure to comply with the provisions of this Section. Notwithstanding, Landlord's indemnification obligation under this Section shall not be binding upon a Superior Mortgagee or the successor or assign of a Superior Mortgagee for acts occurring prior to such Superior Mortgagee or the successor or assign of such Superior Mortgagee becoming landlord hereunder.

                                  ARTICLE XXIII
                              ENVIRONMENTAL MATTERS

         23.01 ENVIRONMENTAL MATTERS. You hereby agree that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of your business (the "PERMITTED Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and provided that you have obtained all applicable permits and licenses; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of your business (the "PERMITTED MATERIALS") provided such Permitted Materials are properly labeled and stored in a manner and location meeting all Environmental Laws;
(iii) no portion of the Premises or the common areas of the Development will be used by you as a landfill or dump; (iv) You will not install any underground tanks of any type in the common areas of the Development; (v) You will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) You will not bring any Hazardous Substances onto the Premises, except for the Permitted Materials and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the term of this Lease, the Premises is found to be so contaminated or subject to said conditions, you agree to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by you. The foregoing indemnification shall survive the termination or expiration of this Lease.

         23.02 ENVIRONMENTAL AUDIT; RIGHT OF ENTRY. Not more than one time every two years (except if Landlord has reason to believe that a bona fide violation of Environmental Laws exists at the Premises in which case the foregoing time limitation shall not apply) Landlord shall have the right to require you to undertake and submit to Landlord an environmental audit from an environmental company approved by Landlord, which audit shall cover your compliance with this Section. You shall promptly comply with all requirements of such audit and cure all matters raised therein at your sole cost. You agree to grant to all interested governmental agencies reasonable access to the Premises to the extent required by applicable Environmental Laws. Notwithstanding the preceding, the cost of the environmental audit will be paid for by Landlord except and unless the environmental report reflects one or more breaches of your environmental covenants under this Lease requiring you to expend at least $7,500 in remediation efforts.

         23.03 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present

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health  risks to persons who are  exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

                                  ARTICLE XXIV
                                 SPECIAL MATTERS

         24.01 LANDLORD REPRESENTATIONS. Landlord represents to you that as of the Effective Date: (a) there are no pending or, to the actual knowledge of Landlord without duty of independent inquiry, threatened condemnation proceedings or actions affecting the Realty or any portion of the Building; (b) there are no pending or, to the actual knowledge of Landlord without duty of independent inquiry, threatened legal proceedings or actions affecting the Realty or Landlord's interest therein; (c) Landlord has not received notice nor has Landlord any actual knowledge without duty of independent inquiry of any uncured violation of any applicable laws, codes, ordinances, rules, or regulations affecting any part of the Realty; and (d) Landlord has no actual knowledge, without duty of independent inquiry, that the Realty (including the surface water, ground water, and any improvements) is not in compliance with the applicable Environmental Laws.

         24.02 ROOFTOP RIGHTS. Subject to any approvals required by the City or any other applicable governmental entity, at no rental cost to you, during the term of this Lease you shall have the right to install and maintain on the Building's roof, a satellite dish. The location of the installation shall be at a location reasonably approved in advance by Landlord. Any costs associated with the installation and maintenance shall be your responsibility, including any applicable permit costs. All such installations shall be in accord with applicable codes, regulation, rules and ordinances and you shall pay for Landlord's roofer to observe the installation. Any satellite dish installed pursuant to this Section must be removed by you at your sole cost and expense no later than at the termination or expiration of the Lease including the cost of Landlord's roofer inspecting the removal. In addition, at your sole cost and expense and during any period of time in which there is a hurricane warning in effect for the area in which the Building is situated, you will temporarily remove or otherwise dismantle the satellite dishes. No part of the installed rooftop satellite dish may extend above the parapet wall of the Building or be visible from ground level.

         24.03 CORPORATE GUARANTY. Your obligations under this Lease are secured by a separate Guaranty of Lease to be entered into by DHB Industries, Inc., a Delaware corporation.

         24.04 CONSENT OR APPROVAL. Wherever in this Lease a party's approval or consent is required, then unless otherwise expressly provided for herein to the contrary, such consent or approval shall not be unreasonably withheld, delayed or conditioned. Whenever the provisions of this Lease allow the Landlord or you to perform or not perform some act at their option or in their judgment, the decision of the Landlord or you to perform or not perform such act must be reasonable unless otherwise expressly provided for herein to the contrary, provided, however, that nothing contained in this sentence shall be construed to require Landlord to provide security, whether such omission of providing security services is reasonable or not.

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         24.05   SUBORDINATION   OF  STATUTORY  LIEN  RIGHTS.   Landlord  hereby
subordinates in favor of your working capital lenders and, as to a particular piece of equipment, the equipment lessor of such equipment, any statutory or common liens for rent (other than judgement liens). Although such subordination is hereby deemed to be automatic and self executing, Landlord agrees to execute such instruments as may be reasonably required from time to time, in a form reasonably acceptable to Landlord, confirming such subordination, provided, however, nothing contained herein shall be construed to require Landlord to give access to the Premises to such working capital lender or equipment lessor beyond the tenth day after the expiration or earlier termination of the term.

Each and  every  term and  provision  of this  Lease and all  exhibits  attached
hereto, is agreed to by you, the Tenant, on                    , 2003.

                                          POINT BLANK BODY ARMOR, INC., a
                                          Delaware corporation
(Witnesses as to Tenant)



                                          By:
                                          Print Name:
                                          Print Title:




Each and  every  term and  provision  of this  Lease and all  exhibits  attached
hereto, is agreed to by the Landlord on                , 2003.

                                          ATLANTIC BUSINESS CENTER L.C.,
                                          a Florida limited liability company
(Witnesses as to Landlord)




                                          By:



                                          By:


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

EXHIBITS TO ATTACH:

Exhibit A ......... Site Plan of Development
Exhibit B .........  Construction Phasing Plan
Exhibit C .........  Space Plan and Scope of Work
Exhibit D ......... Moveout Standards
lpremier.abc.dhindustries.draft9




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